Exhibit 10.4

PURCHASE AGREEMENT

(The Kensington Bethesda)

SELLER:

Regency Kensington Bethesda Owner, LLC,

a Maryland limited liability company

and

BUYER:

AMERICAN HEALTHCARE REIT HOLDINGS, LP,

a Delaware limited partnership

August 10, 2026

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is made as of August 10, 2026 (the “Effective Date”), by and among the following parties: (i) American Healthcare REIT Holdings, LP, a Delaware limited partnership (“Buyer”); (ii) Kensington Senior Living, LLC, a Virginia limited liability company (“Manager”); and (iii) Regency Kensington Bethesda Owner, LLC, a Maryland limited liability company (“Seller”).

RECITALS

A. Seller is the owner of (i) the land located at 5485 Westbard Avenue, Bethesda Maryland, as described on Exhibit A attached hereto, together with all of Seller’s right, title and interest in and to all appurtenances relating thereto (collectively, the “Land”), and (ii) all of the improvements, structures and fixtures located on the Land (collectively, the “Improvements”). Seller is the licensed operator of the 140-bed assisted living and memory care facility known as “The Kensington Bethesda” located on the Land (the “Facility”). Seller and Manager are parties to that certain Marketing and Management Agreement dated September 21, 2023 pursuant to which Manager manages the operation of the Facility (the “Current Management Agreement”).

B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of Seller’s right, title and interest in and to the Property (as defined below), on the terms and conditions set forth in this Agreement.

C. A list of defined terms used in this Agreement is set forth on initial exhibit attached to this Agreement entitled “Exhibit - List of Defined Terms”.

NOW, THEREFORE, in consideration of the foregoing recitals (which by reference thereto are incorporated into the body of this Agreement), the respective promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

AGREEMENT

1.
Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the following, as applicable (collectively, the “Property”):
(A)
Seller’s and, if applicable, Manager’s respective rights title and interest in the Land that each owns or leases including, without limitation, fee title to all of the Land;
(B)
the Improvements located upon the Land, including the Facility;
(C)
all tangible personal property that is located on and used in connection with the ownership, leasing, management, use, operation or repair of the Land and Improvements and expressly including any owned or leased motor vehicles and the furniture, fixtures, equipment, supplies and inventory (collectively, the “Personal Property”);
(D)
the Occupancy Agreements (as hereinafter defined);
(E)
subject to the terms of Section 5(C), all of the following:

(i)
all rights, title and interests in and to the contracts, equipment leases, and other agreements relating to the Property, together with any additional contracts, equipment leases and agreements and any modifications of any of the foregoing that are entered into in accordance with the terms of Section 9(D) hereof (collectively, the “Contracts”), which Contracts specifically exclude the following:
(a)
the Current Management Agreement which shall be terminated as of Closing;
(b)
any Occupancy Agreements, which are addressed separately above and elsewhere in this Agreement; and
(c)
any other written agreement, license or contract relating to the leasing, operation, maintenance or management of the Property or any portion thereof by and between Seller, Manager, and/or any affiliate of Seller or Manager, on the one hand, and any affiliate of Seller or Manager, on the other hand (“Affiliate Agreements”).
(ii)
each and all of the following items (collectively, the “Intangible Property”):
(a)
Facility-related data from any and all electronic management systems used in connection with the Facility (including, but not limited to, property management systems, CRM or other sales and marketing systems, electronic health records and healthcare systems, payroll systems, digital training/learning platforms, IT systems (including firewall), and other similar systems) that is necessary or advisable for the transition of operations of the Facility (collectively, the “Data Property”);
(b)
all telephone and facsimile numbers and telephone listing for the Facility; and
(c)
the permits, licenses, certificates, certificates of need, bed rights, approvals, development rights and warranties, if any, held or used in connection with all or any portion of the Improvements or the Personal Property (other than the Excluded Property, as defined below).

The Land, Improvements, Personal Property, Occupancy Agreements, Contracts, and Intangible Property associated with the Facility and all other real and personal property expressly referenced in this Agreement as included in the transaction contemplated by this Agreement collectively are referred to as the “Property.”

(F)
Notwithstanding anything to the contrary contained in this Agreement, the Property excludes the following (the “Excluded Property”):
(i)
the Affiliate Agreements;
(ii)
any personal property owned by residents, occupants or employees of the Facility, if any;
(iii)
all cash, account balances at banks or other financial institutions, prepaid insurance premiums, financial records of Seller and Manager, and all accounts receivable of Seller as of the Closing Date; and
(iv)
any trade name, trademarks, service marks, domain names and email addresses associated with the Facility (including the name “Kensington,” or any derivations thereof or other trade names, trademarks or service marks associated therewith as shown on Schedule 1(F) attached hereto) Notwithstanding the foregoing, so long as Manager is the manager of the Facility on behalf of Buyer, Buyer shall have the right to use the name “Kensington,” or any derivations thereof or other trade names, trademarks or service marks associated therewith as shown on Schedule 1(F) at the Facility pursuant to a license agreement executed by the parties at Closing (the “Name License”);

(G)
Notwithstanding anything to the contrary set forth in this Agreement, Buyer shall not assume, pay, perform, satisfy or discharge any liability or obligation of Seller, Manager and/or or any of their respective affiliates existing or accruing on or prior to the Closing Date (as hereinafter defined) or arising out of any transactions entered into, or any state of facts existing or accruing or any incidents occurring, on or prior to the Closing Date, except for those monetary obligations for which, and only to the extent that Buyer expressly and specifically assumes in writing and for which Buyer receives a credit at Closing pursuant to the express provisions of this Agreement (collectively, the “Excluded Liabilities”). The term “Excluded Liabilities” shall include, without limitation, the following:
(1)
any liabilities or obligations of Seller, Manager and/or any of their respective affiliates relating to employee benefits or compensation arrangements of any nature, including, but not limited to compensation, severance, accrued paid time off, sick time, personal days, any amounts accrued under any employee benefit or welfare plan relating to the period prior to the Closing Date, except to the extent a credit has been provided for in the prorations provisions below;
(2)
any liabilities or obligations of Seller and Manager and their respective affiliates under the Current Management Agreement or other agreements between or among them;
(3)
any liability or obligation of Seller, Manager or any other current occupant or operator for breach of contract, any wrongful or willful acts, bodily injury (including death), malpractice, workers compensation, personal injury, advertising injury or property damage (whether based on negligence, breach of warranty, strict liability or any other theory);
(4)
any liability or obligation of Seller, Manager and/or any of their respective affiliates for money borrowed;
(5)
any amounts due, claimed or becoming due to the payor under any federal healthcare program, or any other health care plan or reimbursement or payment intermediary (including so-called “HMO” and “PPO” programs) (collectively, “Third-Party Payor Programs”), including, but not limited to, any statutory or regulatory claims, fines or civil monetary claims, recapture, adjustment, overpayment, recoupment, penalty assessment or any other financial obligation or charge whatsoever with respect to any period, including but not limited to those arising from any adjustments (whether retroactive or otherwise) or reductions in reimbursement rates under any Third-Party Payor Programs, or claims of any state or federal agencies or governmental authorities, whether civil or criminal, fraud-based or otherwise, all of which Seller shall pay at or prior to Closing, or after Closing if the assessment thereof first occurs following Closing, which covenant shall survive Closing;
(6)
the Survey Fines costs related to the Correction Plans, each as defined below;
(7)
the WARN Act Liabilities;
(8)
the payment of all taxes and assessments of any kind and nature due and payable or accrued but not yet paid arising from Seller’s ownership and/or the operation of the Property prior to the Closing Date, including amounts due under any “bulk sale” law or similar law in the State where the Property is located;

(9)
any Environmental Liabilities. For purposes of this Agreement, “Environmental Liabilities” shall mean: any and all losses, damages, claims, causes of action, judgments, costs and expenses (including, without limitation, reasonable fees and expenses of attorneys) and other liabilities arising in connection with or in any way relating to the Property, or the use, operation or ownership of the Property, whether vested or unvested, contingent or fixed, actual or potential, that (i) arise under or relate to Environmental Laws (as hereinafter defined) or Hazardous Materials (as hereinafter defined) and (ii) arise from or relate in any way to actions occurring or conditions existing prior to the Closing Date, provided, however, (a) the Excluded Liabilities shall not include any Environmental Liabilities that Buyer is strictly liable for under applicable laws, and (b) Seller shall not have a duty or obligation to indemnify Buyer for Environmental Liabilities;
(10)
any actual, pending, or threatened litigation with respect to the Property which relates to events that occurred prior to the Closing;
(11)
any and all other liabilities and obligations of every kind of Seller, Manager and/or any of their respective affiliates incurred in connection with, or arising by reason of, their ownership or operation, as applicable, of the Property prior to the Closing.
2.
Purchase Price.
(A)
The purchase price for the Property shall be One Hundred Seventy-Five Million Dollars ($175,000,000.00) (the “Purchase Price”), subject to the prorations and adjustments provided for in this Agreement.
(B)
The Purchase Price shall be allocated to the Property in accordance with the allocations set forth on Schedule 2(B) hereto (such allocation the “Purchase Price Allocation”). The Purchase Price Allocation shall control and be binding for purposes of determining any real estate transfer taxes, personal property taxes or other similar taxes levied in connection with the transfer of the Property only (including, without limitation, any applicable documentary stamp tax and surtax on the deed). Notwithstanding anything herein to the contrary, Seller and Buyer will each file federal, state and local income tax returns based on each party's own separate determination, each bearing its own consequences of any discrepancies. This subsection shall survive the Closing without limitation, provided that each Party’s income tax and other non-property tax matters are not governed by the Purchase Price Allocation.
3.
Payment of Purchase Price. The Purchase Price shall be paid to Seller by Buyer as follows:
(A)
Deposit.
(1)
Deposit. Within three (3) Business Days following the Effective Date, Buyer shall deliver to the Dallas office of Chicago Title Insurance Company, having an address of 2699 Howell Street, Suite 200, Dallas, Texas 75204, Attn: Shannon Bright, Email: brights@ctt.com (the “Title Company” and/or the “Escrow Agent”) (pursuant to wiring instructions provided to Buyer) a wire transfer of immediately available funds, in an amount equal to One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00) as a deposit (the “Deposit”). Failure of Buyer to timely deposit the Deposit with Escrow Agent as provided in this Section 3(A)(1) shall be deemed to be a disapproval of this Agreement by Buyer, in which case this Agreement shall automatically terminate, it being expressly agreed by Seller and Buyer that time is of the essence with respect to Buyer’s obligation to deliver the Deposit.

(2)
Refundability If Buyer has not delivered the Termination Notice as provided (and defined) in Section 5(B) below prior to the expiration of the Due Diligence Period, then the Deposit shall be non-refundable to Buyer except as otherwise specifically provided in this Agreement where the Deposit is expressly refundable to Buyer.
(3)
Independent Consideration. The sum of One Hundred and No/100 Dollars ($100.00) (the “Independent Consideration”) out of the Deposit is independent of any other consideration provided hereunder, shall be fully earned by Seller upon the Effective Date, and is not refundable to Buyer under any circumstances. Accordingly, if this Agreement is terminated for any reason by either party, the Independent Consideration shall be paid by the Title Company to Seller.
(B)
Closing Payment; Closing Date. The balance of the Purchase Price, less the Deposit, and as adjusted by the adjustments, prorations, credits and allocations of income and expenses provided for in this Agreement, shall be delivered by Buyer to Title Company in immediately available funds on or prior to the Closing Date. Such balance of the Purchase Price, as so adjusted, is herein called the “Closing Payment.” As used herein the “Closing Date” shall mean the fifth (5th) business day after the expiration of the satisfaction or Buyer’s waiver of the Stabilization Condition; provided the following shall apply:
(1)
the Closing Date shall occur no earlier than September 1st, 2026, and no later than July 31, 2027 (even if the Stabilization Condition has not been satisfied as of said date);
(2)
The Deposit is and shall be applicable to the Purchase Price and Buyer shall receive at Closing a credit for same reflecting the application of the Deposit to the aggregate Purchase Price;
(3)
if the Closing Date as calculated above is a Monday or a Business Day following a non-Business Day, the Closing Date shall be delayed by one (1) Business Day to the next Business Day;
(4)
the parties may agree (but shall have no obligation to agree) to extend the Closing Date to occur on or effective as of the first day of a calendar month.
(C)
Other Purchase Agreements.

(1) Notwithstanding anything to the contrary provided in this Agreement, Buyer, Seller and Manager acknowledge and agree that:

(i) Buyer, Manager, White Plains Kensington Borrower, LLC, White Plains Kensington, LLC, Kensington SM GP LLC, FSDW Redwood City LLC, The Kensington of Falls Church, LLC, Kensington Redondo Owner LLC and Kensington Reston Owner, LLC (each an affiliate of Seller and collectively referred to herein as the “Kensington Portfolio Sellers”), are parties to that certain Purchase Agreement dated of even date herewith, with respect to certain facilities commonly known as Kensington White Plains, The Kensington Sierra Madre, The Kensington Redwood City, The Kensington Falls Church, The Kensington Redondo Beach and The Kensington Reston, as more particularly set forth therein (“Kensington Portfolio Purchase Agreement”);

(ii) Buyer, Manager and FSP-Kensington, LLC, an affiliate of Seller (“Kensington Park Seller”), are parties to that certain Purchase Agreement dated of even date herewith, with respect to certain property located at 3620 Littledale Road, Kensington, Maryland, as more particularly set forth therein (“Kensington Park Purchase Agreement”);

(iii) Any default and/or breach beyond any applicable notice and cure period by any Kensington Portfolio Sellers, Kensington Park Seller and/or Manager under the Kensington Portfolio Purchase Agreement and/or the Kensington Park Purchase Agreement (“Seller/Manager Other Purchase Agreement Default”) shall automatically be deemed a default and/or breach by Seller and/or Manager (as applicable) hereunder;

(iv) Any default and/or breach beyond any applicable notice and cure period by Buyer or its permitted assignee under the Kensington Portfolio Purchase Agreement and/or the Kensington Park Purchase Agreement (“Buyer Other Purchase Agreement Default”) shall automatically be deemed a default and/or breach by Buyer hereunder;

(v) In addition to any conditions expressly provided in other provisions of this Agreement, Seller’s obligations to proceed to Closing and to consummate the sale of the Property are conditioned on the consummation of the closings under both the Kensington Portfolio Purchase Agreement and the Kensington Park Purchase Agreement prior to the consummation of Closing under this Agreement, which condition may be waived in writing by Seller, and which condition is without limitation of Seller’s remedies for a default by Buyer as set forth in Section 3(D), including, without limitation, a Buyer Other Purchase Agreement Default. If either or both of the Kensington Portfolio Purchase Agreement and the Kensington Park Purchase Agreement are terminated prior to the consummation of the closings thereunder, or if the closings under both of the Kensington Portfolio Purchase Agreement and the Kensington Park Purchase Agreement are not otherwise consummated prior to the Closing under this Agreement, then Seller may elect to terminate this Agreement by written notice to Buyer within the earlier to occur of (A) ten (10) days following the date of the applicable termination of the Kensington Portfolio Purchase Agreement and/or the Kensington Park Purchase Agreement, as applicable, and (B) the Closing Date under this Agreement, in which case this Agreement shall terminate, and the Deposit (excluding the Independent Consideration) shall be returned to Buyer unless the failure of this condition precedent is due to a Buyer Other Purchase Agreement Default giving Seller the right under this Agreement to recover the Deposit as provided for in Section 3(D), and neither party shall have any further obligations or liabilities hereunder except for such obligations and liabilities that expressly survive termination; and

(vi) In addition to any conditions expressly provided in other provisions of this Agreement, Buyer’s obligations to proceed to Closing and to consummate the sale of the Property are conditioned on the consummation of the closings under both the Kensington Portfolio Purchase Agreement and the Kensington Park Purchase Agreement prior to the consummation of Closing under this Agreement, which condition may be waived in writing by Buyer, and which condition is without limitation of Buyer’s remedies for a default by Seller and/or Manager as set forth in Section 3(D), including, without limitation, a Seller/Manager Other Purchase Agreement Default. If either or both of the Kensington Portfolio Purchase Agreement and the Kensington Park Purchase Agreement are terminated prior to the consummation of the closings thereunder, or if the closings under both of the Kensington Portfolio Purchase Agreement and the Kensington Park Purchase Agreement are not otherwise consummated prior to the Closing under this Agreement, then Buyer may elect to terminate this Agreement by written notice to Seller within the earlier to occur of (A) ten (10) days following the date of the applicable termination of the Kensington Portfolio Purchase Agreement and/or the Kensington Park Purchase Agreement, as applicable, and (B) the Closing Date under this Agreement, in which case this Agreement shall terminate, and the Deposit (excluding the Independent Consideration) shall be returned to Buyer unless the failure of this condition precedent is due to a Buyer Other Purchase Agreement Default giving Seller the right under this Agreement to recover the Deposit as provided for in Section 3(D), and neither party shall have any further obligations or liabilities hereunder except for such obligations and liabilities that expressly survive termination.

(D)
Remedies; Damages.
(1)
Buyer, Seller and Manager recognize that the Property will be removed from the market during the term of this Agreement and that, if Buyer defaults in its obligations under this Agreement and such default is not cured by Buyer within ten (10) Business Days after written notice from Seller to Buyer, and such default is the sole reason Closing does not occur, then Seller should be compensated for such detriment; provided, however, that such notice and cure period shall not be applicable with respect to any Buyer Other Purchase Agreement Default, and any Buyer Other Purchase Agreement Default shall immediately be deemed a default by Buyer under this Agreement. It is extremely difficult and impractical to ascertain the extent of the detriment and, to avoid this problem, the parties agree that if this transaction is not consummated due solely to Buyer’s default hereunder (and such default is not cured within the ten (10) Business Day cure period described above, as applicable), Seller shall be entitled to recover from Buyer as liquidated damages the amount of the Deposit, which shall be disbursed by the Escrow Agent (if applicable) (or retained by Seller) to Seller as Seller’s and Manager’s sole and exclusive remedy hereunder, at law or in equity, and Seller and Manager hereby irrevocably and unconditionally waive all other rights and remedies they have or may have against Buyer. This amount has been agreed upon, after negotiation, as the parties’ best estimate of Seller’s and Manager’s damages for Buyer’s default of its obligation to proceed to Closing when required to do so under this Agreement. The parties agree that the sum stated above as liquidated damages shall be in lieu of any other damages to which Seller and/or Manager might otherwise be entitled by virtue of this Agreement or by operation of law (and Seller and Manager shall not be entitled to any recovery under Section 13(d)). Upon payment, release or retention of such amount, Buyer shall be released from any other liability to Seller hereunder, except as to those obligations, agreements and indemnities that expressly survive the termination of this Agreement. The payment of such amount as liquidated damages is not intended as a forfeiture or penalty within the meaning of applicable law but is intended to constitute liquidated damages to Seller. Except as expressly provided otherwise in this Agreement (including in this Section 3(d)(1) and in Sections 9(c)(4) and 9(c)(5)), no limitation on damages that are recoverable under this Agreement shall limit, impair or affect a party’s recovery of attorneys’ fees under Section 13(d) or recovery with respect to any surviving obligations, agreements and indemnities.
(2)
If, at or prior to the Closing, Seller and/or Manager fail to perform any of their covenants or obligations in any material respect, or if a Seller/Manager Other Purchase Agreement Default occurs, or if any of Seller’s and/or Manager’s representations or warranties hereunder were untrue in any material respect when made as of the Effective Date or, subject to Section 11(b)(4), as of the Closing Date, in each case after notice from Buyer specifying such breach and Seller’s or Manager’s failure to cure the same within a period of ten (10) Business Days from and after receipt of such notice (provided, however, Seller and Manager shall be in default if one or more of them breach their obligation to complete closing hereunder on the Closing Date and such failure continues for three (3) business days after notice thereof from Buyer to Seller), then Buyer may elect either to: (a) bring an action for specific performance of this Agreement (but specifically excluding damages; provided, however, that Buyer shall be entitled to recovery of attorneys’ fees and expenses under Section 13(d) in connection with any action for specific performance); or (b) terminate this Agreement by written notice to Seller and Title Company, and upon such termination: (1) Seller (and/or Escrow Agent, if Escrow Agent continues to hold any of the Deposit) shall within two (2) Business Days after delivery of such notice of termination) pay the Deposit to and as directed by Buyer, and (2) Seller shall immediately (and in any event, within three (3) Business Days after delivery of such notice of termination and evidence of payment of Buyer’s Pursuit Costs) pay to Buyer the Buyer’s actual third-party out-of-pocket fees, costs and expenses incurred by Buyer in pursuit of the transactions contemplated by this Agreement, up to a maximum of One Hundred Fifty Thousand Dollars ($150,000.00) (“Buyer’s Pursuit Costs”); provided, however, that no notice and cure period shall apply to any

Seller/Manager Other Purchase Agreement Default, and any Seller/Manager Other Purchase Agreement Default shall immediately be deemed a default by Seller and Manager under this Agreement.

(3)
If the Closing occurs in accordance with the terms of this Agreement, the Deposit shall be applied as a credit toward the Purchase Price.

This Section 3(d) shall survive the termination of this Agreement and, except as expressly provided otherwise in this Agreement (including the limitations set forth in Section 3(d)(1)), nothing contained in this Section 3(d) is intended to limit the rights and obligations of the parties under Sections 13(a), 13(d) or 13(e).

4.
Title.
(A)
Title Report; Pro Forma. Prior to the Effective Date, Seller furnished to Buyer (i) a copy of Seller’s existing owner’s title insurance policy for the Land and Improvements of the Facility and (ii) a copy of Seller’s existing survey of the Land. Prior to the Effective Date, Buyer ordered a current title insurance commitment to be issued by Title Company covering the Land and Improvements; together with copies of the documents evidencing the exceptions to title stated therein (collectively, the “Title Report”); and Buyer ordered an update to the existing survey of the Land and Improvements provided by Seller or a new survey of the Land and Improvements (the “Survey”).
(B)
Title Review. Buyer shall satisfy itself prior to expiration of the Due Diligence Period (subject to reinstatement and extension as provided in Section 11(B)(7)) as to the condition of title and survey to the Property, subject to the terms of Section 4(D) regarding New Matters (as defined below). Unless Buyer gives written notice (“Title Disapproval Notice”) that it disapproves any exceptions to title shown in the Title Report, on the Survey, in the zoning report obtained by Buyer or otherwise discovered by Buyer during the conduct of its due diligence, stating the exceptions or matters so disapproved (each, a “Disapproved Title Matter”) not later than the expiration of the Due Diligence Period (“Objection Deadline”), then, subject to Section 4(D) below regarding New Matters, Buyer shall be conclusively deemed to have approved the Survey and the Title Report except with respect to any Required Removal Item (as defined herein).
(1)
Upon receipt by Seller of a Title Disapproval Notice given on or before the Objection Deadline, Seller shall have five (5) Business Days from receipt of such Title Disapproval Notice to notify Buyer in writing (a “Seller Response Notice”) as to each Disapproved Title Matter either that: (i) Seller elects not to cause such Disapproved Title Matter to be removed as of the Closing Date (or otherwise take any action with respect thereto), or (ii) Seller intends to either: (a) cause such Disapproved Title Matter to be removed or released as of the Closing Date; or (b) cause the Title Company to insure or endorse over such Disapproved Title Matter on terms and conditions acceptable to Buyer in its reasonable discretion in writing prior to the expiration of the Due Diligence Period. If Seller delivers a Seller Response Notice to Buyer within such five (5) Business Day period stating that Seller will not remove, release or otherwise correct any such Disapproved Title Matter or if Seller fails to deliver a Seller Response Notice to Buyer within such five (5) Business Day period (which shall be deemed an election by Seller not to take any action with respect to any such Disapproved Title Matter), then Buyer may elect in writing within three (3) Business Days after the expiration of said five (5) Business Day period either to waive Buyer’s objection to any such Disapproved Title Matter for which Seller will take no action to cure or to terminate this Agreement; provided that Buyer’s failure to deliver a Termination Notice as provided in Section 5(B) below shall be deemed a waiver of Buyer’s objection to any such Disapproved Title Matter for which Seller has indicated that it would take no action to remove. If Buyer shall fail to make such election in the immediately preceding sentence, then Buyer shall be deemed to have elected to terminate this Agreement. In the event Buyer shall elect in writing prior to the expiration of the Due Diligence Period to terminate this Agreement, or is deemed to have elected to terminate this Agreement pursuant to this Section 4(B), then the portion of the Deposit held by Escrow Agent (less than and excluding the Independent Consideration) shall be promptly delivered by the Title Company to Buyer, and the parties shall have no further obligations or liabilities hereunder (except for those obligations and liabilities that expressly survive termination of this Agreement).

(2)
If Seller has provided a Seller Response Notice to Buyer stating that Seller has unconditionally elected to remove or cure any Disapproved Title Matter(s) pursuant to clause (ii) of this Section (as opposed to an agreement by Seller to use commercially reasonable efforts to remove or cure), and any such Disapproved Title Matter that is not a Required Removal Item is not so removed, released, insured or endorsed over in accordance with this Section 4(B) as of the Closing Date, then Buyer shall have the right either to (A) terminate this Agreement, in which event Escrow Agent shall immediately pay to Buyer the portion of the Deposit it holds (minus the Independent Consideration), Seller shall immediately (and in any event within two (2) Business Days after such termination) pay the Deposit (if previously paid to Seller) to Buyer, and Seller shall pay Buyer for Buyer’s Pursuit Costs, and thereafter the parties shall have no further obligations or liabilities hereunder (except for those obligations and liabilities that expressly survive termination of this Agreement), or (B) waive the foregoing right of termination on account of any such Disapproved Title Matter and proceed to close the transaction contemplated by this Agreement, without any reduction or abatement of the Purchase Price. If Buyer fails to make such election, then Buyer shall be deemed to have made the election set forth in the immediately preceding subclause (B) above. Subject to Section 4(C) below, all non-standard exceptions in the Title Report and matters on the Survey other than (i) matters addressed by the Seller’s Title Affidavit and (ii) the Required Removal Items that are approved or deemed approved by Buyer pursuant to this Section 4(B) shall become Permitted Exceptions (as hereinafter defined).
(C)
Required Removal Items; Permitted Exceptions. At Closing, Seller shall convey to Buyer marketable fee title to the Land and Improvements subject only to the following: (1) those Disapproved Title Matters (other than Required Removal Items) that are expressly approved or are deemed approved pursuant to Section 4(B); (2) those New Matters (as defined below and expressly excluding Required Removal Items) that are expressly approved or deemed approved pursuant to Section 4(D) below; (3) real estate taxes and assessments that are not yet due and payable; and (4) the printed standard exceptions which appear in the jacket of the extended coverage form Title Policy (defined below) of title insurance issued by Title Company (the foregoing being collectively referred to as the “Permitted Exceptions”). On or prior to Closing, Seller shall be unconditionally obligated to cure or remove the following (collectively, the “Required Removal Items”), whether described in the Title Report, or first arising or first disclosed by the Title Company (or otherwise) to Buyer after the date of the Title Report, and regardless of whether raised in the Title Disapproval Notice or any “New Matter Notice” (defined below); provided that Seller shall not effect any cure by insuring or bonding over any Required Removal Items without Buyer’s prior written consent in Buyer’s reasonable discretion: (a) mortgages, deeds of trust, financing instruments or liens; (b) all judgment liens against Seller, Manager or their agents or affiliates; (c) all tax liens (other than liens for non-delinquent real estate taxes); (d) mechanics liens for improvements to the Property; (f) all ground leases; (g) matters created by the acts or omissions of Seller or agents or affiliates after the date of the Title Report or Survey in violation of the terms of this Agreement and (h) the UCC-1s listed on Schedule 4(C) attached hereto. Anything to the contrary in this Agreement notwithstanding, Buyer hereby objects to all Required Removal Items and all Required Removal Items are Disapproved Title Matters and deemed automatically objected to such that Buyer need not raise any Required Removal Items in any Title Disapproval Notice.
(D)
New Matters. If an exception to a title or survey matter affecting the Property (“New Matter”) is first disclosed in writing to Buyer or arises after the Effective Date, including through an update to the Title Report, Pro Forma or Survey, which was not reflected in the Title Report or Pro

Forma or shown on the Survey (and any updates to any of the foregoing received by Buyer prior to the Effective Date), and such New Matter is not a Required Removal Item (which shall be unconditionally obligated to remove on or prior to Closing and Buyer shall be deemed to have automatically objected to without any further notice or action by Buyer), then Buyer shall have five (5) Business Days from receipt of such update to deliver to Seller Buyer’s written objection to such New Matter (and the Closing Date shall be extended to accommodate such notice period) (each a “New Matter Notice”). Notwithstanding the foregoing, any New Matter that is the result of the activities of Buyer shall be deemed approved by Buyer, and Buyer shall have no right to object to such New Matter. So long as such New Matter is not a Required Removal Item, Seller may elect, within three (3) Business Days from the date of receipt of Buyer’s objection with respect to the New Matter, to notify Buyer in writing that Seller will use commercially reasonable efforts to remove or release, or cause the Title Company to insure or endorse over such New Matter on terms and conditions reasonably acceptable to Buyer in writing, and the Closing Date shall be extended by up to five (5) Business Days to allow Seller to attempt to so remove, release, insure or endorse over such New Matter. In the event that, within such five (5)-day period, Seller (i) does not elect in writing to remove or release or cause the Title Company to bond, insure or endorse over such New Matter, or (ii) elects in writing to remove or release such New Matter (or cause the Title Company to insure or endorse over such New Matter on terms and conditions reasonably acceptable to Buyer) as of the Closing Date (as extended hereby) but fails to so remove or release or cause the Title Company to bond, insure or endorse over such New Matter as of the Closing Date (and such New Matter is not a Required Removal Item), then Buyer, as its sole and exclusive remedy hereunder for such failure, shall elect in writing within two (2) Business Days after such five (5)-day period as to subclause (i), or on or prior to Closing as to subclause (ii), either (a) to terminate this Agreement by written notice to Seller, in which case the entire Deposit (excluding the Independent Consideration) shall be returned to Buyer, and this Agreement shall be of no further force or effect and the parties hereto shall have no further obligations to the other (except for those obligations and liabilities that expressly survive termination of this Agreement), or (b) to waive the foregoing right of termination on account of such New Matter and to close the transaction contemplated by this Agreement, without any reduction or abatement of the Purchase Price. If Buyer fails to make such election within the applicable time periods set forth in this Section 4(D), then Buyer shall be deemed to have made the election set forth in subclause (b) above.

(E)
Conveyance of Title. Seller shall convey title in the condition required hereby to the Land and Improvements of the Facility using the form of deed attached hereto as Exhibit B (the “Deed”), or in such form as otherwise reasonably required by Title Company and approved by Buyer, such approval not to be unreasonably withheld, conditioned or delayed, which Deed will convey the Land and Improvements to Buyer (or its permitted assignee hereunder) free and clear of all liens, claims and encumbrances, subject only to the Permitted Exceptions.
(F)
Endorsements to Title Policy. It is understood that Buyer may request a number of endorsements to or survey coverage for its Title Policy. Buyer shall satisfy itself that the Title Company will be willing to issue such endorsements or extended coverage in connection with the Title Policy at Closing, and, accordingly, in no event shall the issuance of such endorsements or survey coverage constitute a condition to Buyer’s obligations under this Agreement. In no event shall either Seller be obligated to provide any indemnity in order to issue the same other than (i) the title affidavit in the form of Exhibit C, or in such form as otherwise reasonably required by Title Company and approved by the parties, such approval not to be unreasonably withheld, conditioned or delayed, which Seller shall deliver to Escrow Agent as of the Closing Date (the “Seller Title Affidavit”), (ii) a customary gap indemnity in form customarily required by Title Company to issue an ALTA extended coverage Title Policy of title insurance required under this Section 4(F), and (iii) such other documents, agreement and instruments agreed to by Seller in or in connection with a Seller Response or as required with respect to a Required Removal Item.
5.
Diligence.

(A)
Materials and Access
(1)
Materials. Prior to the Effective Date, Seller and Manager delivered to Buyer, by depositing same to an internet-based data room having a web address of [***] (the (“Data Room”) copies of the documents referenced in that certain Access and Confidentiality Agreement dated June 16, 2026 (the “Access Agreement”) as more particularly described in the Access Agreement (the “Seller Due Diligence Materials”). Seller and Manager shall furnish such additional financial and operating data and other information as Buyer and Buyer’s Representatives shall from time-to-time reasonably request provided that such information is readily available to Seller and Manager at no material cost to Seller or Manager. Seller and Manager shall supplement or amend any information, written or otherwise, previously delivered or otherwise disclosed to Buyer with respect to any matter hereafter arising which, if existing, discovered or occurring at the Effective Date, would have been required to be set forth or disclosed. Seller and Manager also shall provide to Buyer any new materials, inspections, reports, or similar documents that are included in the list of Due Diligence Materials that were not previously so delivered. Notwithstanding the foregoing, Seller and Manager shall not be obligated to provide to Buyer the following: (a) documents covered by the attorney-client privilege, (b) loan documents, (c) proposals from, and correspondence with, other potential purchasers of the Property, so long as nothing material or deficient relative to normally accepted practices in the market for institutionally owned and operated buildings as it relates to operations, compliance, physical plant or life safety concerns was made known to the Seller, (d) the Current Management Agreement, or (e) any information Seller or Manager are prohibited by law from disclosing.
(2)
Access to Property. Subject to the terms and provisions of this Agreement, Seller and Manager shall permit Buyer and its employees, authorized agents, consultants, contractors, and representatives (together with Buyer, collectively, the “Buyer Representatives”) to enter upon the Property during normal business hours to perform any inspections, investigations, studies, and tests of the Property that Buyer deems reasonable or appropriate, including, but not limited to, ALTA land surveys, physical property condition inspections, geotechnical surveys, and so-called “Phase 1” environmental site assessments (generally, “Inspections”); provided, however, that Buyer shall not perform an Inspection that will require excavations, borings, drilling, removal or demolition of any portion of the Property, or any other invasive activities on the Property without the prior written consent of Seller, as applicable, which may be given or withheld in Seller’s sole discretion. Buyer shall notify Manager of the intention of any Buyer Representative to enter the Property at least two (2) Business Days prior to such intended entry. Seller and Manager shall have the right to have their employees, agents, consultants, contractors, or other representatives (the “Seller Representatives”) present at any Inspections; provided, however, that Buyer’s only responsibility shall be to notify Manager at least two (2) Business Days prior to any Inspection taking place. Buyer shall, at its sole cost and expense, promptly restore any portion of the Property (and any personal property located thereon) damaged as a result of the Inspections to substantially the same condition existing immediately prior to any Inspection, but in no event later than ten (10) days after any disturbance or damage occurs; provided, however, in no event shall Buyer’s obligation to restore the Property include any remediation or restoration of any environmental contamination discovered or uncovered during the Inspections or any repair of damage caused by anyone other than any Buyer Representative. If Buyer fails to comply with the terms of this Section 5(A)(2), then Seller shall have the right to make any repairs and/or restoration required to be made by Buyer hereunder, and Buyer shall reimburse Seller for the actual, reasonable, third-party out-of-pocket cost of such repairs and/or restoration within ten (10) Business Days after receipt of invoice. Buyer shall (a) use commercially reasonable efforts to cause its investigation of the Property not to interfere with the operation of the Property, (b) maintain (i) comprehensive general liability (occurrence) insurance covering any accident arising in connection with the presence of any Buyer Representative on the Property with a single limit of liability of not less than $1 million per occurrence, $2 million aggregate, which liability insurance policy shall name Seller as an additional insured and (ii) worker’s compensation as required by law, and Buyer shall provide Seller with a certificate of insurance evidencing the insurance required hereunder prior to commencing Buyer’s physical inspections of the Property, and (c) not permit any liens to attach to the Property by reason of the exercise of Buyer’s rights hereunder. Buyer hereby agrees to indemnify, defend, and hold Seller and its members, partners, officers, directors, successors and assigns harmless from and against any and all liens, claims, causes of action, damages, liabilities, demands, suits, obligations, losses, penalties, costs, and expenses (including reasonable attorneys’ fees) (generally, “Damages”) arising from any act of an Buyer Representative in connection with the Inspections; provided, however, that Buyer’s indemnity hereunder shall not include any Damages resulting from (a) the negligence or intentional misconduct of any Seller Representative, Manager, or invitees of the Property, or (b) the mere discovery of any pre-existing adverse physical conditions at the Property, except to the extent any Buyer Representative’s failure to exercise reasonable care exacerbates such pre-existing condition. Buyer’s obligations under this Section 5(A)(2) shall survive the termination of this Agreement.

(B)
Buyer’s Approval. If Buyer determines in its sole and absolute discretion that it will not acquire the Property and Buyer notifies Seller and the Title Company in writing of its election to terminate this Agreement (the “Termination Notice”) on or before 6:00 p.m. Eastern Time on July 31, 2026 (the “Due Diligence Period”), neither party shall have any further rights or obligations hereunder (except for any rights and obligations that expressly survive termination) and Escrow Agent shall promptly return the Deposit (less the Independent Consideration) to Buyer, without any requirement of consent by Seller. If Buyer does not deliver to Seller and the Title Company the Termination Notice pursuant to this Section 5(B) on or prior to the expiration of the Due Diligence Period, then this Agreement shall continue in full force and effect and the Deposit shall be non-refundable to Buyer other than as expressly provided in this Agreement, including without limitation following a termination of this Agreement after a Seller default. Notwithstanding any provision of this Agreement to the contrary, Buyer shall have the right to deliver the Termination Notice exclusively via email and the same shall be effective for all purposes under this Agreement, notwithstanding the other terms of this Agreement proscribing the delivery of notices. Prior to the expiration of the Due Diligence Period, Escrow Agent shall not be permitted to, and shall not, follow any conflicting instructions given by Seller or any third-party as to the disposition of the Deposit but shall instead follow only the instructions of Buyer in connection therewith, and Seller agrees in such instance not to deliver any conflicting instructions to Escrow Agent for any reason and hereby instructs the Escrow Agent to act in respect of the Deposit solely in accordance with Buyer’s instructions on or prior to the expiration of the Due Diligence Period, including instructions of Buyer to return the Deposit to Buyer. The Due Diligence Period shall be subject to reinstatement and extension as provided in Section 11(B)(7) of this Agreement.
(C)
Contracts.
(1)
On the Closing Date, Seller and Manager shall assign to Buyer all of Seller’s and Manager’s rights, title and interest in and to, and Buyer shall assume to the extent arising from and after the Closing Date, Seller’s and Manager’s obligations and liabilities under, any Contract that relates exclusively to the Property (i) for which the consent of any third-party is not required or (ii) for which the consent of a third-party is required and has been obtained, all pursuant to the Assignment of Intangible Property (as defined below), with Seller and Manager (as applicable) being responsible for the payment of any fee or other charge imposed by any party to any such Contract in connection with such transfer, excluding those Contracts (if any) that Buyer identifies for termination in a written notice Buyer delivers to Seller and/or Manager prior to expiration of the Due Diligence Period, as extended and reinstated extension as provided in Section 11(B)(7) of this Agreement (such Contracts, excluding those so designated for termination, collectively, the “Assumed Contracts”). Without limiting the foregoing, any Contracts that Buyer notifies Seller prior to expiration of the extended and reinstated Due Diligence Period that it does not wish to assume shall not be assigned by Seller or Manager or assumed by Buyer and shall not constitute Assumed Contracts. Notwithstanding the foregoing, Seller shall not assign, and Buyer shall not assume, any rights, obligations or liabilities in, to or under any Affiliate Agreements (which are excluded from the definition of Contracts hereunder) or, unless otherwise specified by Buyer, any Contracts to which Property Manager (rather than Seller) is a party.

(2)
Seller and Manager shall use their best efforts, at Seller’s sole cost and expense, to obtain all third-party consents (if any) required to assign the Assumed Contracts to Buyer at Closing. If any Assumed Contract or any property or rights included therein is not assignable either by virtue of the provisions thereof or under applicable law without the consent of a third-party and such consent is not obtained prior to the Closing Date, despite Seller and Manager having exercised the efforts required by this Section, then Seller shall not assign and Buyer shall not assume the rights, obligations or liabilities of Seller under such Assumed Contract. Seller shall pay all fees, costs and expenses arising or accruing as a result of the termination of a Contract or the assignment of a Contract pursuant to the terms of this Section 5(C).
(3)
Seller will not enter into any new Material Contracts nor make any material amendments to any existing Material Contracts prior to Closing without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed.
(4)
This Section 5(C) shall survive the Closing.
6.
Required Regulatory Approvals.
(A)
Regulatory Approvals.
(1)
After Buyer’s receipt of all necessary information from Seller and Manager, Buyer shall (i) make all notices, filings and applications with any governmental authority or agency having jurisdiction over the Property or any other entity identified in Schedule 6(A) required to be made in order to consummate the transactions contemplated hereby (the “Required Regulatory Notices”) and following receipt of the Required Regulatory Approvals (as defined below), operate the Property; and thereafter (ii) diligently pursue and use its commercially reasonable efforts to obtain any and all required approvals from any governmental authority or agency having jurisdiction over the Property or any other entity identified in Schedule 6(A) in in order for Buyer or its designated affiliate to consummate the transactions contemplated hereby and operate the Property following approval by the applicable governmental authority or agency (such approvals being, collectively, the “Required Regulatory Approvals”). In addition, to the extent any notices or other documentation are required to be filed by Seller or Manager in connection with Buyer’s efforts to obtain the approvals contemplated by this Section 6, Seller and Manager shall cause such notices or other documentation required of Seller and Manager to be filed by the date set forth on Schedule 6(A) or as otherwise required and Seller and Manager shall take such actions and comply with such Required Regulatory Notices. Each party hereto will cooperate with the other party with respect to all notices, filings, applications and such other information or documentation that a party is required to make in connection with the Required Regulatory Approvals and the transactions contemplated hereby.
(2)
In furtherance and not in limitation of the foregoing, Buyer, Seller and Manager shall reasonably cooperate and use their respective commercially reasonable efforts to obtain any and all Required Regulatory Approvals, and to respond to any request for information from any governmental authority or agency having jurisdiction over the Property or such other persons or entities from which or whom such Required Regulatory Approvals are sought. Seller and Manager shall provide, to the extent in Seller’s and/or Manager’s possession or reasonable control, all financial and other information with respect to the Property and the operation thereof as may be requested by such governmental authorities or agencies from time to time in connection with the delivery of the Required Regulatory Notices or obtaining the Required Regulatory Approvals.

(3)
If, as anticipated, the Required Regulatory Approvals are not received as of the Closing, at Closing, Buyer (or its designated affiliate), Seller and Manager shall, as applicable, enter into such other mutually and reasonably acceptable documents and agreements as may be necessary and permitted under all applicable laws, rules, and regulations in each instance to cause the current healthcare license for the Property to remain in place pending receipt of the applicable Required Regulatory Approvals to Buyer (or its designated affiliate), including, without limitation, a sublease from Buyer or such designated affiliate to Seller and Manager, as the current healthcare license holder, in the form attached hereto as Exhibit K-1 (the “Interim Sublease”), and an interim management agreement between Seller, as lessee under the Interim Sublease, and Manager (in its capacity as manager for Buyer or Buyer’s affiliate, the lessor under the Interim Sublease), in the form attached hereto as Exhibit K-2 (the “Interim Management Agreement”); provided, however, that if the applicable governmental authority determines that the Interim Sublease and/or Interim Management Agreement are inadequate to permit the Closing and continued operation of the Property in compliance with applicable law, then Seller, Manager and Buyer shall have no obligation to enter into such agreements and Seller or Buyer may extend the Closing Date by up to one hundred twenty (120) days to attempt to address such inadequacy.
(4)
Buyer and Seller each promptly shall notify and keep the other reasonably advised as to (i) any material communication (not to include routine phone calls or emails in the course of obtaining the Required Regulatory Approvals) from all such applicable governmental authorities or agencies regarding any of the transactions contemplated hereby and (ii) any claim or proceeding pending and known to such party or, to such party’s knowledge, threatened in writing, which challenges the transactions contemplated hereby.
(5)
In the unlikely event that any of the Required Regulatory Approvals are denied prior to Closing, Buyer shall have the right to terminate this Agreement and upon such termination Seller (and/or Escrow Agent, if holds any portion of the Deposit) shall immediately (and in any event, within two (2) Business Days) pay the Deposit to Buyer, and thereafter the parties shall have no further obligations or liabilities hereunder (except for those obligations and liabilities that expressly survive termination of this Agreement).
(6)
The provisions of this Section 6(A) shall survive the Closing.
7.
Closing. The sale and purchase herein provided shall be consummated (the “Closing”) through escrow with all deliveries required hereunder to the Title Company on or prior to 4:00 p.m. Eastern Time on the Closing Date. Buyer, Seller and Manager acknowledge and agree that the Closing Date is of extreme importance to Seller and Buyer and that TIME IS OF THE ESSENCE with respect to Buyer’s, Seller’s and Manager’s obligation to close this transaction on the Closing Date, and that the parties’ respective covenant to close the transaction contemplated by this Agreement on the Closing Date constitutes a material inducement to the entry by Seller, Manager and Buyer into this Agreement. Attorneys for Seller/Manager and Buyer shall exchange pdf copies of all executed Closing documents on the Business Day preceding the Closing Date so that each confirm completion of same. Buyer, Seller and Manager shall deliver to the Title Company only those documents Escrow Agent requires to complete Closing and insure title to the Real Property, or as otherwise directed by Seller and Buyer.
(A)
Escrow. On or prior to 2:00 p.m. Eastern Time on the Closing Date, except as otherwise specified herein, the parties shall deliver to the Title Company the following:

(1)
By Seller and/or Manager. Seller and Manager shall (as applicable to each) deliver, or cause its applicable affiliates to deliver, the following (collectively, the “Seller Closing Documents”):
(a)
a duly executed and acknowledged original Deed for the Facility’s Land and Improvements. If the legal description of the Land of the Facility set forth on the survey obtained by Buyer differs from the legal description of the Land set forth on the deed by which Seller acquired title, Seller also shall deliver a quit claim deed conveying the applicable Land and Improvements to Buyer utilizing said survey legal description;
(b)
a duly executed counterpart of a Bill of Sale transferring and conveying the Personal Property in the form of Exhibit D-1 attached hereto (the “Bill of Sale”). Upon an assignment of this Agreement to more than one entity as permitted under Section 13(B) of this Agreement where such assignee succeeds to the right to acquire certain of the Personal Property, Seller and (if applicable) Manager shall deliver a Bill of Sale to each such assignee as designated by Buyer with respect to that assignee’s designated portion of the Personal Property;
(c)
a duly executed counterpart of an Assignment of Intangible Property assigning and conveying the Assumed Contracts and the Intangible Property in the form of Exhibit D-2 attached hereto (the “Assignment of Intangible Property”). Upon an assignment of this Agreement to more than one entity as permitted under Section 13(B) of this Agreement where such assignee succeeds to the right to acquire certain of the Assumed Contracts and the Intangible Property, Seller and (if applicable) Manager shall deliver an Assignment of Intangible Property to each such assignee as designated by Buyer with respect to that assignee’s designated portion of the Assumed Contracts and the Intangible Property;
(d)
a duly executed counterpart of an Assignment and Assumption of Resident Agreements assigning and conveying the Resident Agreements in the form of Exhibit D-3 attached hereto (the “Assignment and Assumption of Resident Agreements”). Upon an assignment of this Agreement to more than one entity as permitted under Section 13(B) of this Agreement where such assignee succeeds to the right to acquire certain of the Resident Agreements, Seller and (if applicable) Manager shall deliver an Assignment and Assumption of Resident Agreement to each such assignee as designated by Buyer with respect to that assignee’s designated portion of the Resident Agreements;
(e)
a duly executed counterpart of an Assignment and Assumption of Lease Agreements assigning and conveying the Commercial Leases in the form of Exhibit D-4 attached hereto (the “Assignment and Assumption of Lease Agreements”). Upon an assignment of this Agreement to more than one entity as permitted under Section 13(B) of this Agreement where such assignee succeeds to the right to acquire certain of the Commercial Leases, Seller and (if applicable) Manager shall deliver an Assignment and Assumption of Lease Agreement to each such assignee as designated by Buyer with respect to that assignee’s designated portion of the Commercial Leases;
(f)
a single form announcement in a form reasonably acceptable to Buyer and Seller, executed by Seller and Manager, duplicate copies of which shall be sent by Buyer, to each resident and responsible family member under the Resident Agreements informing them of the transaction between Seller and Buyer;
(g)
a duly executed certificate certifying that Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”) in the form of Exhibit E attached hereto, together with any similar form or forms required by the state in which the Property is located;

(h)
Seller’s “Closing Statement” (as hereinafter defined), dated as of the Closing Date and duly executed by Seller, setting forth, among other things, all payments to and from Seller in connection with the purchase and sale of the Property;
(i)
the Seller’s Title Affidavit; and the Affidavit Relating to Matters Affecting Real Estate in the form previously agreed upon by Title Company and counsel to each of Seller and Buyer relating to that certain Memorandum of Lease dated April 18, 2000, by and between Laszlo N. Tauber, Trustee for Westwood Joint Venture, Laszlo N. Tauber, M.D., Trustee, Laszlo N. Tauber, M.D. & Associates, Westwood Joint Venture LLC, a Maryland limited liability company, Westwood joint Venture No.4 LLC, and Westbard Apartments LLC, a Maryland limited liability company, was recorded April 1, 2019, in Liber 19033, page 572, in the Land Records of Montgomery County, Maryland;
(j)
one (1) original of the certificate of Seller and Manager in the form of Exhibit F (the “Seller and Manager Closing Certificate”);
(k)
if required pursuant to Section 6(A)(3), a counterpart of each of (i) the Interim Sublease, duly executed by Seller, and (ii) the Interim Management Agreement, duly executed by Seller and Manager;
(l)
evidence (to be delivered only to Title Company) reasonably satisfactory to the Title Company that all necessary authorizations of the transaction provided herein have been obtained by Seller and Manager, and such other documents and instruments as may be reasonably requested by the Title Company in order to consummate the transaction contemplated hereby and issue the Title Policy, including an original certificate of good standing issued for Seller and Manager by the Secretary of State of the State in which the Facility is located;
(m)
all documents and instruments as may be necessary pursuant to the applicable vehicle code to transfer title (or assign the vehicle lease, as applicable) to any motor vehicles being transferred by Seller or Manager to Buyer in connection with this Agreement; provided that, upon the written agreement of Buyer, Seller or Manager shall be permitted to deliver same to Buyer promptly following Closing;
(n)
any sales or real property transfer tax declarations or other disclosures or reports as are required by state or local law, executed by Seller as required by such laws;
(o)
confirmation of the termination of the Current Management Agreement, such termination effective as of Closing (but not before);
(p)
a Maryland Form WH-AR Certificate of Exemption from Withholding;
(q)
as of the Closing Date, in each case to the extent the same are then in Seller’s or Manager’s possession or reasonable control, and have not theretofore been delivered to Buyer, originals (or copies, if originals are unavailable) of each and every commercial lease and license of space of all or any portion of the Facility (each, a “Commercial Lease” and, collectively with the Resident Agreements, the “Occupancy Agreements”), all Assumed Contracts and originals (or copies if originals are unavailable) of all permits and licenses in the name of Seller and/or Manager (which materials under this subsection 7(A)(1)(q) may be left at the management office the Facility to which they relate);
(r)
any motor vehicles being transferred (or the lease for the same assigned, as applicable) to Buyer in connection with this Agreement shall be deemed to be delivered as of the Closing Date if left at the Property provided the keys have been left at the management office at the Property or left with the Manager at the Manager’s off‑site office on the Closing Date; after Seller has delivered to Buyer a completed form of transfer of title (or assignment of the vehicle lease) with respect thereto, Buyer shall be responsible for otherwise effectuating the conveyance of title to such vehicles to Buyer after Closing to the extent required under applicable law;

(s)
the new management services agreement between Manager and Buyer (or Buyer’s designated assignee affiliate) in form and substance reasonably acceptable to Buyer pursuant to which Manager manages the daily operation of the Facility (“New Management Agreement”);
(t)
with respect to the New Management Agreement, a certificate executed by Manager in support of the legal opinion Buyer requires in connection with REIT and RIDEA matters relating to the transaction contemplated by this Agreement;
(u)
[Intentionally Deleted];
(v)
[Intentionally Deleted];
(w)
each Title Estoppel or, as permitted by this Agreement, Seller Title Estoppel;
(x)
the Name License;
(y)
[Intentionally Deleted];
(z)
[Intentionally Deleted];
(aa)
the escrow holdback agreement for the Pending CapEx Work, should any exist;
(bb)
[Intentionally Deleted];
(cc)
[Intentionally Deleted];
(dd)
[Intentionally Deleted]; and
(ee)
the Holdback Agreement (as hereinafter defined), duly executed in counterpart by Seller.
(2)
By Buyer. Buyer shall deliver the following (collectively, the “Buyer Closing Documents” and, together with the Seller Closing Documents, collectively, the “Closing Documents”):
(a)
the Closing Payment by wire transfer of immediately available federal funds (provided, however, that Buyer shall not be in default hereunder if the same is delivered after 4:00 pm Eastern Time on the Closing Date, as long as it is delivered prior on the Closing Date);
(b)
an executed counterpart of the Bill of Sale;
(c)
an executed counterpart of the Assignment of Intangible Property;

(d)
an executed counterpart of the Assignment and Assumption of Resident Agreements;
(e)
an executed counterpart of the Assignment and Assumption of Lease Agreements;
(f)
Buyer’s Closing Statement, dated as of the Closing Date and duly executed by Buyer setting forth, among other things, all payments to and from Buyer in connection with the purchase and sale of the Property;
(g)
a duly executed certificate of Buyer in the form of Exhibit G (“Buyer Closing Certificate”);
(h)
if required pursuant to Section 6(A)(3), counterparts of the Interim Sublease duly executed by Buyer’s designated affiliate;
(i)
any sales or real property transfer tax declarations or other disclosures or reports as are required by state or local law, executed by Buyer as required by such laws;
(j)
evidence reasonably satisfactory to the Title Company that all necessary authorizations of the transaction provided herein have been obtained by Buyer, and such other documents and instruments as may be reasonably requested by the Title Company in order to consummate the transaction contemplated hereby and to issue the Title Policy; and
(k)
for the Facility, an executed counterpart of a New Management Agreement;
(l)
a Maryland Form WH-AR Certificate of Exemption from Withholding;
(m)
the Name License;
(n)
[Intentionally Deleted];
(o)
[Intentionally Deleted];
(p)
[Intentionally Deleted];
(q)
the escrow holdback agreement for the Pending CapEx Work, should any exist; and
(r)
the Holdback Agreement (as hereinafter defined), duly executed in counterpart by Buyer or its designee.
(B)
Closing Costs.
(1)
Buyer shall pay one-half of all escrow and closing fees for the transactions contemplated under this Agreement and all fees, costs or expenses in connection with Buyer’s due diligence reviews hereunder. Seller shall pay (a) the release of Seller’s existing monetary liens (including any prepayment or other penalties or amounts due and payable in connection with the discharge and satisfaction of such liens and/or the indebtedness secured thereby) and the cost to remove or insure over (to the extent permitted hereunder) all Required Removal Items and those matters that Seller elected in writing to attempt to cure pursuant to Sections 4(B)-(D) above; (b) one-half of all escrow and closing fees for the transactions contemplated under this Agreement; and (c) all taxes on the transfer of the Personal Property.

(2)
Buyer and Seller shall pay their respective share of all state and local realty transfer tax, documentary stamp tax, and/or excise tax (collectively, “RTT”), and the base premium for the Title Policy (exclusive of endorsements) (“Title Premium”) based upon the state in which the Facility is located, as set forth on Schedule 7(B)(2).
(3)
Seller and Buyer shall each pay their respective (a) legal fees and expenses (subject to Section 13(D) of this Agreement), (b) share of prorations (as provided below), and (c) the cost of all of its performances under this Agreement. All other Closing costs shall be allocated between Buyer and Seller in accordance with local custom. Each party shall indemnify, protect, defend and hold the other harmless from and against any Losses in any way arising from the non-payment of any of the items for which such first party is responsible pursuant to this Section 7(B).
(4)
The provisions of this Section 7(B) shall survive the Closing Date and the recording of the Deed.
(C)
Prorations.
(1)
Items to be Prorated. The following shall be prorated between Seller and Buyer (and such amounts allocated to Buyer may be further allocated between Buyer’s affiliate assignees of this Agreement as elected and directed by Buyers in their sole discretion) as of 12:01 a.m. local time for the Property on the Closing Date (“Effective Time”):
(a)
Taxes and Assessments; Association Fees and Assessments.
(i)
All real estate taxes and assessments on the Property (including the Personal Property) paid or payable during or attributable to the tax year in which the Closing occurs (the “Current Tax Year”) shall be prorated as of the Closing Date on an accrual basis, based upon the latest available tax information for the Current Tax Year (such that Seller is responsible for all such taxes and assessments attributable to the period prior to the Closing Date and Buyer is responsible for all such taxes and assessments attributable to the period from and after the Closing Date). If any assessments on the Property are payable in installments, then the installment for the current period shall be prorated as of the Closing Date, on an accrual basis, with Buyer being allocated the obligation to pay any installments due on and after the Closing Date (provided that Buyer receives a credit at Closing for any such payments attributable to periods prior to the Closing Date that have not been paid as of the Closing Date). Upon the Closing Date, Buyer shall be responsible for real estate taxes and assessments on the Property (i) payable with respect to periods prior to Closing for which Buyer receives a credit hereunder, and (ii) attributable to the period from and after the Closing Date, which first become due and payable from and after Closing, and any other real estate taxes and assessments attributable to the period from and after the Closing Date and payable to the governmental authorities on and after the Closing Date.
(ii)
All tax refunds and credits attributable to taxes paid during any period prior to the Current Tax Year shall belong to and be the property of Seller regardless of when received by Seller or Buyer, and Buyer shall promptly pay the same to Seller upon receipt thereof. All tax refunds and credits attributable to taxes paid or payable during any period from and after the Current Tax Year shall belong to and be the property of Buyer, and Seller shall promptly pay the same to Buyer to the extent Seller receives any of the same. All tax refunds and credits attributable to taxes paid during the Current Tax Year shall be prorated between Seller and Buyer in accordance with subsection (i) above, whether received before or after Closing, and Seller and Buyer shall mutually cooperate in the prosecution of any such tax appeal with respect to the Current Tax Year.

(iii)
Any dues, fees, common charges, maintenance fees or similar fees or charges relating to any homeowners or commercial associations, planned unit developments and reciprocal easement agreements, and any other expenses pertaining to the Property thereunder, if any, shall be pro-rated on an accrual basis as of the Closing Date, with Seller responsible for any such amounts which relate to the period prior to the Closing Date and Buyer responsible for any such amounts which relate to the period on and after the Closing Date.
(b)
Rents. All amounts payable and receivable under the Occupancy Agreements and actually collected prior to Closing shall be prorated between Buyer and Seller, with Seller being charged and credited for all of the same which have been paid and are allocable to the period up to the Closing Date and Buyer being charged and credited for all of the same which have been paid and are allocable to the period from and after the Closing Date. Uncollected amounts shall not be prorated; provided, however, that to the extent Buyer receives rental amounts or other charges from and after the Closing Date, such payments shall be applied first toward the rental amounts or other charges for the month in which the Closing occurs, then to the rental amounts or other charges owed to Buyer, and then to any delinquent rental amounts or other charges owed to Seller less reasonable out-of-pocket collection costs incurred by Buyer, with Seller’s share thereof being promptly delivered to or as directed by Seller. Any pre-paid rents for the period from and after Closing shall be paid over by Seller to Buyer. Seller shall pay at or prior to Closing (and provide evidence of same to Buyer) all fees for referral services other than those signed during the period following the Effective Date that Buyer has approved in writing. Buyer shall receive a credit against the Purchase Price for (i) refundable resident deposits (if any) and/or (ii) resident trust funds held by a Seller party or its affiliate.
(c)
Utility Service. Fuel, water, electricity, sewer, gas, telephone and other utility charges for the Property (including any taxes thereon) based, to the extent practicable, on final meter readings and final invoices (or, if it is not practicable to obtain final meter readings and final invoices by the Closing Date, then upon reasonable estimates) shall be pro-rated as of the Closing Date, with Seller responsible for any such amounts which relate to the period prior to the Closing Date and Buyer responsible for any such amounts which relate to the period from and after the Closing Date. Seller shall not assign to Buyer any of the utility deposits which Seller has with any of the utility services or companies servicing the Property. The parties shall arrange with such services and companies to have new accounts opened in Buyer’s (or its designee’s) name beginning at the Effective Time, but the foregoing shall not be a condition to the parties’ obligation to close hereunder. To the extent that the amount of actual consumption of any utility services is not determined prior to the Closing Date, a proration shall be made at Closing based on the last available reading and post-closing adjustments between Buyer and Seller shall be made within thirty (30) days after the date that actual consumption for such pre-closing period is determined, which obligation shall survive the Closing and the recording of the Deed.
(d)
Permits. Any fees relating to governmental permits, licenses, certificates, authorizations, accreditations and approvals relating exclusively to the use or operation of the Property which are assigned by Seller to Buyer at Closing shall be pro-rated as of the Closing Date, with Buyer receiving a payment for any amounts owed with respect to the period prior to the Closing Date and Seller receiving a payment with respect to any prepaid fees for the period from and after the Closing Date.
(e)
Employees. Buyer shall receive a credit against the Purchase Price at Closing equal to the amount of all wages, bonuses, and accrued/unpaid vacation days and PTO as of the Closing Date, plus an amount equal to all taxes relating thereto, with respect to all individuals who are employed by Seller or Manager on a full-time or part-time basis at a Property. The foregoing shall apply notwithstanding the fact that Manager, rather than Seller, is the employer of said employees.

(f)
Contracts. With respect to the Assumed Contracts, Seller shall be responsible for any payments that are due and payable thereunder and relate to the period prior to the Closing Date and Buyer shall be responsible for any payments that are due and payable thereunder and relate to the period from and after the Closing Date.
(g)
Operating Income and Expense. Any other items of income and expense of the ownership, operation and maintenance of the Property (including ground lease rents) shall be prorated between Buyer and Seller as of the Effective Time, with Seller being charged and credited for all of the same allocable to the period up to the Closing Date and Buyer being charged and credited for all of the same allocable to the period from and after the Closing Date.
(2)
Calculation; Reproration. The prorations and payments shall be made on the basis of draft settlement statements (with a separate statement for Seller and Buyer) submitted to Buyer and Seller by Title Company (based on information provided to Title Company by Buyer and Seller) at least five (5) Business Days prior to the Closing Date and approved by Buyer and Seller, to be reviewed and revised as necessary by Buyer, Seller and Title Company, for approval by Buyer and Seller, respectively (as to the statement for each) on or before Closing (as applicable, a “Closing Statement”). Any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and adjusted when the information is available in accordance with this subsection. If the prorations and credits made under the Closing Statements shall prove to be incorrect or incomplete for any reason, then either party shall be entitled to an adjustment to correct the same; provided, however, that any adjustment shall be made, if at all, within one hundred twenty (120) days after the Closing Date (except with respect to real estate taxes and assessments, in which case such adjustment shall be made within thirty (30) days after issuance of the final tax bill for the Property for the period that includes the Closing Date, with reconciliation payment being made to the party entitled thereto within ten (10) Business Days thereafter), and if a party fails to request an adjustment to the Closing Statements by a written notice delivered to the other party within the applicable period set forth above (such notice to specify in reasonable detail the items within the Closing Statements that such party desires to adjust and the reasons for such adjustment), then the prorations and credits set forth in the Closing Statements shall be binding and conclusive against such party. Notwithstanding anything to the contrary contained in this Section 7, for any item for which Buyer receives a credit or otherwise assumes responsibility pursuant to this Section 7(C) and which is payable after Closing, Buyer shall be responsible for paying for such item when due.
(3)
Items Not Prorated. Seller and Buyer agree that none of the insurance policies relating to the Property (whether placed by Seller or Manager) will be assigned to Buyer and Buyer shall be responsible for arranging for its own insurance as of the Closing Date.
(4)
Survival. The provisions of this Section 7(C) shall survive the Closing Date.
8.
Destruction/Condemnation of Property.
(A)
In the event that, after the Effective Date all or any portion of the Land or Improvements of the Facility is damaged or destroyed by any casualty which would cost in excess of two percent (2%) of the Purchase Price to repair, as determined by a contractor mutually acceptable to Seller and Buyer in their reasonable discretion, or there is a taking or condemnation under eminent domain laws whether permanent or temporary, that (i) materially restricts access to the Improvements of the Facility which would reasonably be expected to continue for any period of time from and after the Closing Date,

(ii) affects five percent (5%) or more of the Improvements of the Facility, or (iii) reduces the parking available to the Improvements of the Facility to less than that which is required by law, under any Commercial Lease, or under any recorded instrument affecting the Property, or (iv) has a material adverse effect for any period of time after the Closing Date on the use or operation of the Property (each a “Casualty/Condemnation Event”), Seller shall give Buyer prompt written notice of the same (a “Casualty/Condemnation Notice”), but Seller shall have no obligation to repair or replace any damage or destruction caused by the foregoing. In such event, Buyer shall have the right to terminate this Agreement by written notice thereof delivered to Seller within ten (10) days after Buyer has received the Casualty/Condemnation Notice from Seller (with time being of the essence), and if such termination right is exercised, the Deposit shall be immediately (and in any event, within two (2) Business Days) paid to Buyer and this Agreement shall terminate and be of no further force or effect, except for the obligations and indemnifications hereof which survive the termination of this Agreement. If Buyer does not so elect to terminate this Agreement, or if the casualty or condemnation is not a Casualty/Condemnation Event, Seller shall have no obligation to (and, in the case of a Casualty/Condemnation Event, shall not, except in a manner required by applicable laws or regulations or to address an emergency situation, otherwise approved in advance by Buyer, which approval shall not be unreasonably withheld, conditioned, or delayed), repair the Land or Improvements or portion thereof so damaged, the Closing shall take place as provided herein, and Seller shall, upon consummation of the transaction herein provided, assign to Buyer (to the extent assignable) all of Seller’s right, title and interest in and to the claims of Seller under or pursuant to any applicable insurance coverage, including commercial property, business interruption or pollution liability, or under the provisions of eminent domain law, as applicable, and all proceeds from any such casualty insurance (including all rent loss insurance applicable to any period from and after, but not before, the Closing) or condemnation awards received by Seller on account of any such casualty or condemnation, as the case may be (collectively, the “Proceeds”) (but only to the extent the same have not been applied by Seller prior to the Closing Date to repair the resulting damage in a manner reasonably approved by Buyer), and Buyer shall receive at Closing a credit against the Purchase Price in the amount of the deductible and/or self-insured retention under Seller’s applicable insurance policy (less any amount of the deductible expended by Seller to repair the resulting damage in a manner permitted by this Section or otherwise reasonably approved by Buyer). This Section 8 shall survive the Closing.

9.
Representations and Warranties; Certain Covenants.
(A)
Representations and Warranties of Seller. Seller represents and warrants to Buyer the following as of the Effective Date and, subject to the terms of Section 11(B)(2) below, as of the Closing Date, which representations and warranties shall survive Closing:
(1)
Authority.
(a)
Seller is a limited liability company duly formed and validly existing and in good standing under the laws of the state of its formation and is authorized to do business in the State in which the Facility is located. Seller has all requisite limited liability company power and authority to execute and deliver, and to perform all of its obligations under, this Agreement and the Seller Closing Documents. Each Person signing this Agreement, the Seller Closing Documents to which it is a party, and the other documents contemplated by this Agreement on behalf of Seller has the legal right, power and authority to bind Seller. As used herein, the term “Person” means any individual, partnership, association, corporation, limited liability company, business trust, trust or other entity
(b)
Manager is a limited liability company duly formed and validly existing and in good standing under the laws of the State of Virginia and is authorized to do business in the State in which the Facility is located. Manager has all requisite limited liability company power and authority to execute and deliver, and to perform all of its obligations under, this Agreement and the Seller Closing Documents to which it is a party. Each Person signing this Agreement, the Seller

Closing Documents to which Manager is a party, and the other documents contemplated by this Agreement on behalf of Manager has the legal right, power and authority to bind Seller.

(2)
Due Execution. The execution, delivery and performance of this Agreement and the Seller Closing Documents, and the sale of the Property in accordance with the terms hereof, have been duly authorized by all necessary action on the part of Seller and Manager and do not and will not (a) require any consent, approval, license, order, permit or authorization that has not been obtained except as provided in this Agreement in connection with the Required Regulatory Approvals, or (b) violate any provision of Seller’s or Manager’s organizational documents, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any material agreement or instrument to which either Seller or Manager is a party or by which either Seller or Manager may be bound in any case which would prevent Seller and Managers from performing its obligations hereunder in all material respects, or (c) violate any order, judgment, injunction, decree ruling or regulation of any state or federal court or governmental authority binding on Seller or Manager in any case which would prevent Seller or Manager from performing its obligations hereunder in all material respects.
(3)
Enforceability. This Agreement and, upon execution, the Seller Closing Documents, constitutes a legal, valid and binding obligation of Seller and Manager enforceable against Seller and Manager in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and general equitable principles.
(4)
No Bankruptcy or Dissolution. No Bankruptcy/Dissolution Event (as defined below) has occurred with respect to Seller or Manager. As used herein, a “Bankruptcy/Dissolution Event” means any of the following: (a) the commencement of a case under Title 11 of the United States Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable bankruptcy law or other similar law; (b) the appointment of a trustee or receiver for the Property; (c) a dissolution or liquidation; or (d) a general assignment for the benefit of creditors or an offer of settlement, extension or composition to creditors generally.
(5)
[Intentionally omitted].
(6)
Resident Agreements. Attached as Exhibit H is a copy of the rent roll of the Facility dated as of the date stated thereon, which shall be no older than the last day of the month preceding the month in which this Agreement is executed (the “Rent Roll”), and that was provided by Manager to Seller and used in the ordinary course of operating the Facility. The Rent Roll contains a materially true, complete and correct list of all resident agreements for occupancy by a resident of a bed or unit at the Facility (each a “Resident Agreement”) that is in effect as of the date of the Rent Roll stated therein. There are no other agreements for residency at the Property other than the Resident Agreements described in Exhibit H. Except as shown on Exhibit H, each of the Resident Agreements is in full force and effect and neither Seller nor Manager has received or delivered written notice of default of any material obligations under any Resident Agreement which remains uncured as of the date of the Rent Roll or will remain uncured as of the Closing Date, as applicable. Except as set forth on Exhibit H, all rent currently due and payable under each Resident Agreement has been paid in full, and no rents under any Resident Agreement have been paid more than one month in advance. Exhibit H sets forth a true, correct and complete list of all security deposits, waitlist deposits, entrance fees and other prepaid fees currently held by or on behalf of Seller or Manager or their respective affiliates under the Resident Agreements. Copies of all Resident Agreements (including all guaranties and amendments or modifications relating thereto), each of which is true, correct and complete in all material respects, have been made available to Buyer for Buyer’s inspection at the Property (and, with respect to any Resident Agreement executed after the Effective

Date in accordance with this Agreement, shall be made available promptly following such execution). Seller has delivered to Buyer (by depositing same into the Data Room) the form of Resident Agreements which are the form of Resident Agreement currently used at the Facility during Seller’s ownership and operation thereof. Except pursuant to the Resident Agreements and medications held for residents, Manager does not hold, and is not holding, any material sums or property in trust for or on account of residents of the Property. Pursuant to Section 11(B)(2) below, seven (7) Business Days prior to Closing, Seller and Manager shall deliver to Buyer an updated copy of the rent roll for the Property, which shall be a true, correct and complete in all material respects as of the date thereon (which shall be no more than one (1) Business Day prior to the date such updated rent roll is delivered to Buyer). No unit or bed at the Facility is subject to any rent subsidies or rental assistance programs and the Facility is not subject to any contract or other agreement with, or requirement of, any governmental or public authority controlling, restricting, or imposing rent controls or income eligibility limits with respect to any of the units, beds or any of the residents of the Facility.

(7)
Commercial Leases. Attached as Exhibit H-1 is a true, complete and correct list of all Commercial Leases affecting the Property to which Seller or Manager is a party and, except as set forth in on Exhibit H-1 below, there are no leases of commercial, office, medical or retail space in the Facility other than the Commercial Leases described in Exhibit H-1. To Seller’s knowledge and Manager’s knowledge, (defined below), each of the Commercial Leases is in full force and effect and neither Seller nor Manager has received or delivered written notice of a default of any material obligations under any of the Commercial Leases which remains uncured as of the Effective Date. Except as set forth on Exhibit H-1, all rent currently due and payable under each Commercial Lease has been paid in full, and no rents under any Commercial Lease have been paid more than one month in advance. Exhibit H-1 sets forth a true, correct and complete list of all security or similar deposits currently held by or on behalf of Seller (or its affiliates) or Manager (or its affiliates) under the Commercial Leases. Except as set forth on Exhibit H-1, there are no (i) outstanding tenant allowances, tenant inducements costs or tenant concessions to be paid for or incurred by the landlord thereunder, (ii) outstanding tenant improvements to be performed by the landlord pursuant to the terms of the Commercial Leases, or (iii) tenant rights or claims to offsets or deductions under the Commercial Leases unless specifically set forth in such Commercial Leases. Seller has provided to Buyer true, complete and correct copies of the Commercial Leases as part of the documents, information, and reports Seller delivered to Buyer prior to the Effective Date (the “Property Documents”).
(8)
No Other Occupancy Agreements; Rents; No Leasing Agreements. To Seller’s knowledge, except for the Resident Agreements and the Commercial Leases shown on and Exhibit H-1, there are no leases, subleases, license agreements, resident agreements, or other agreements demising space at the Property, or occupancies or tenancies or parties in possession of any part of the Property, and there are no other rights of possession which have been granted by Seller or Manager to any third-party or parties that are presently in effect. No rents for any of the foregoing have been assigned, transferred or hypothecated by Seller or Manager, except by virtue of instruments securing loans that shall be released from such rents and/or Occupancy Agreements at or prior to Closing. Except as set forth on Exhibit H-2, Seller and Manager have not entered into, not assumed and are not bound by any leasing or commission agreement or other similar arrangement, pursuant to which any commission, fee or other compensation is payable to any person or entity in connection with any Occupancy Agreements entered into prior to or after the Effective Date. Seller shall pay prior to Closing all commissions, fees and compensation payable to any person or entity as a result of any Occupancy Agreement entered into prior to Closing. Buyer will be responsible for all commissions, fees, or other compensation payable to any person or entity as a result of an Occupancy Agreement executed after Closing.
(9)
Personal Property. Seller is the owner of all of the Personal Property and vehicles located at and used in connection with the operation of the Facility and Seller has good title to the Personal Property and shall convey such interests to Buyer (or its designee) at Closing, at Seller’s cost and expense, free and clear of liens, security interests and other encumbrances, except with respect to certain leased vehicles and office equipment as set forth on Schedule 9(A)(9). To the extent Manager has any interest in the Personal Property, it shall convey such interest to Buyer at Closing.

(10)
Litigation. Except as identified on Schedule 9(A)(10) attached hereto, there is no action, litigation or other proceeding pending against Seller or Manager, or to Seller’s knowledge, filed but not yet served upon Seller or Manager, or otherwise with respect to the Property or the operations conducted thereon, including actions, litigation or other proceedings which have been tendered to Seller’s or Manager’s insurance company. Except as identified on Schedule 9(A)(10), there is no action, suit, litigation, hearing, investigation or administrative proceeding threatened in writing against Seller or Manager or otherwise with respect to the Property or the operations conducted thereon.
(11)
Compliance. Except as disclosed in the Data Room, since the July, 2025, Facility opening date, neither Seller nor Manager has received written notice from (i) any governmental authority, department, agency or the like having jurisdiction over the Property to the effect that the Property, or the operations thereon, are currently not in compliance with applicable laws, regulations and ordinances (including any law related to licensure, determination of need, anti-fraud, kickback, or bribery, consumer protection, the environmental condition of the Property, and the federal statute entitled Americans with Disabilities Act, 42 U.S.C. Section 12101, et seq. and the Occupational Safety and Health Act of 1970), or (ii) any governmental authority, department, agency or the like having jurisdiction over the Property, or any counterparty to or benefitted party under any recorded instrument affecting the Property, that the Property or operations thereon are currently not in compliance with such recorded instrument in either case which has not been corrected or cured, and to Seller’s knowledge and Manager’s knowledge the Property and the operations thereon are currently in full compliance with all such laws, regulations, ordinances and recorded instruments. To Seller’s knowledge and Manager’s knowledge, there are no uncured violations of any laws, regulations, ordinances or recorded instruments affecting or applicable to any or all of the Property or the operations thereon.
(12)
Contracts. The Contracts listed on Exhibit I constitute all of the Material Contracts (as defined below) executed by Seller or Manager that are presently in effect with respect to the Property. Except as expressly disclosed on Exhibit I, none of the Material Contracts relate to properties other than the Property. Neither Seller nor Manager has given to, nor received from, a party to any Material Contract written notice stating that a default exists thereunder which remains uncured as of the Effective Date and, no monetary default or material non‑monetary default presently exists under any Material Contracts. Seller and Manager have deposited in the Data Room a copy of each Material Contract listed on Exhibit I, which copies are true and correct in all material respects. For purposes of this Agreement, “Material Contracts” means (a) any Contract that will be binding upon the Property from and after the Closing and either (i) requires aggregate annual payments in excess of $50,000.00 per property covered thereby, or (ii) cannot be terminated by Buyer without penalty or payment upon thirty (30) days’ written notice or less and (b) any Contracts or other agreements relating to Seller’s or Manager’s (with respect to the Property) enrollment or participation in any third-party payor program. Material Contracts shall expressly exclude the Current Management Agreement with Manager, any Affiliate Agreements, and the Occupancy Agreements. Schedule 9(A)(12) lists all Affiliate Agreements presently in effect with respect to the Property.
(13)
Employees; ERISA. Seller has no employees. The largest number of individuals working at the Facility (whether as employees or independent contracts) during any single shift is set forth on Schedule 9(A)(13-1). Other than service providers employed by third-party vendors (which for purposes of this Section 9(A)(13) excludes any affiliate of Seller), all individuals who provide services with respect to the Property are employees of Manager. To Seller’s knowledge, the employee listing delivered by Seller as part of the Property Documents identifying all employees of Manager working at the

Property as of the Effective Date, such employees’ respective dates of hire, positions, full time/part time designation, salary, benefits and commission and bonus schedule is true and correct in all material respects. All employees of working at the Property have been paid in full (and will be paid in full as of the Closing Date, excluding credits provided to Buyer pursuant to this Agreement) for any wages, salaries, commissions, bonuses, reimbursements, or other direct compensation earned by such employees for any services performed by them with respect to the Property as of the Closing Date. To Seller’s knowledge, all payroll employee withholdings and deductions required by applicable state law have been made (or timely will be made) with respect to employees at the Facility, and all withheld amounts have been paid (or as of Closing will be paid) by Seller or Manager to the appropriate entities, as applicable, each in compliance with applicable State law. Neither Seller nor, to Seller’s knowledge, Manager is a party to any collective bargaining agreement or similar union contract or any employment agreements affecting the Property. To Seller’s knowledge, and except as disclosed in the Data Room, neither Seller nor Manager has experienced any strikes, grievances, or claims of unfair labor practices with respect to the employees employed by Manager at the Facility. To Seller’s knowledge, there is no filed complaint or lawsuit filed by or with respect to any employee at the Facility pending against Seller or Manager with respect to a violation of any federal, state or local law relating to employment matters, except as shown on Schedule 9(A)(13-2). Seller is not, and is not acting on behalf of, and to Seller’s knowledge, Manager is not and is not acting on behalf of, (a) an “employee benefit plan” (as defined in Section 3(3) of the Employment Retirement Income Security Act of 1974 (“ERISA”)) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code (each of the foregoing a “Plan”), (c) an entity or account the assets of which constitute “plan assets” of one or more such Plans within the meaning of Department of Labor Regulation 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA or (d) a “governmental plan” within the meaning of Section 3(32) of ERISA. To Seller’s knowledge, all licensed and/or certified healthcare professionals currently providing services at the Facility have all required licenses and certifications necessary for such professionals to provide such services and all such licenses and certifications are in full force and effect. No employee of Manager has an employment contract or agreement, and each employee is employed on an at-will basis.

(14)
Condemnation. Neither Seller nor Manager has received written notice from any governmental authority having jurisdiction over the Land and Improvements that they are presently the subject of any condemnation or similar proceeding or zoning change, and to Seller’s knowledge and Manager’s knowledge, no condemnation or similar proceeding or zoning change is presently threatened.
(15)
No Purchase Options. Seller has not granted or assigned to any party, or entered into any agreement with any party, and Seller have no knowledge of, any pending option, contract, right of first refusal, right of first offer or other agreement or preferential right in each case with respect to the purchase or sale of the Land or Improvements, any portion or interest therein, or of any direct or indirect ownership interest in Seller which is presently in effect.
(16)
Permits and Licenses. Schedule 9(A)(16) attached hereto sets forth a true, correct and complete list of all licenses, permits, certificates, certificates of need, accreditations, exemptions, classifications, variances, and other consents and authorizations issued by any governmental authority or agency and held by Seller or Manager, in connection with the ownership, use, operation and management of the Facility which are necessary for the conduct of the present business at the Property (each, a “License” and, collectively, “Licenses”) and, except as noted on Schedule 9(A)(16), all such Licenses, are valid and in good standing and full force and effect. The current holder of each of the Licenses is listed on Schedule 9(A)(16) (each, a “Current License Holder”). Except as noted in Schedule 9(A)(16), neither Seller nor Manager has received during the three (3) years preceding the Effective Date (“Seller’s Ownership Period”) any written notice, and Seller and Manager do not otherwise have knowledge of any actual or threatened, (a) action or proceeding to revoke, withdraw or suspend any License, (b) judicial or administrative agency judgment or decision not to renew any of the Licenses, (c) health care licensure or certification action of any other type reasonably likely to result in a limitation or restriction with respect to the Facility, (d) any default or violation of any License, (e) any violation of any applicable law in connection with the Licenses, or (f) any failure by Seller or Manager to obtain any License that is necessary for the operation of the Property and Facility as it is currently operated, except as disclosed in the Data Room. True and complete copies of all written survey reports, written waivers of deficiencies, written plans of correction, and any other written investigations issued by the applicable health care agency or authority governing the Property, during the Seller’s Ownership Period have been delivered by Seller or Manager to Buyer as part of the Seller Due Diligence Materials. To Seller’s knowledge and Manager’s knowledge, except as noted on Schedule 9(A)(16), during Seller’s Ownership Period, the Facility has not been cited for any deficiency that has not been cured and that has resulted or would reasonably be expected to result in termination, final revocation or cancellation of the Licenses. During Seller’s Ownership Period, neither Seller nor Manager has received any written notice issued by the applicable health care licensing agency or authority governing the Property or any other federal or state governmental authority having jurisdiction over the Property: (i) that any records and reports relating to the Residents at the Property (collectively, the “Resident Records”) have not been maintained in accordance with applicable federal, state or local laws or regulations governing the preparation, maintenance of confidentiality, transfer and/or destruction of such records in any respect or (ii) of any deficiency in the Resident Records or other relevant records of the Property used in connection with the operation of the business conducted at the Property, in the case of each of the foregoing clauses (i) and (ii), which has not been corrected. For purposes only of the immediately preceding sentence, a deficiency shall be deemed “corrected” if the applicable governmental authority has accepted an approved plan of correction addressing such deficiency. Except as set forth on Schedule 9(A)(16), and except for violations noted in routine inspections surveys conducted by any applicable state healthcare agency or authority, no event, occurrence, or condition now exists, which, with the giving of notice or the lapse of time or both, would give rise to a default with respect to the Licenses on the part of Seller or Manager. Except as noted on Schedule 9(A)(16), there are no waivers of deficiencies (including but not limited to with respect to life safety codes) regarding the Property or the operation thereon that would lapse or terminate upon the consummation of the transactions contemplated under this Agreement.

(17)
Medicaid. Neither Seller, Manager nor the Facility has participated in, has been excluded from participation in, currently participates in or is a provider under any participation or provider agreements or arrangement with any third-party payor or federal health care program, including without limitation Medicare or Medicaid.
(18)
Environmental Representations. Neither Seller nor Manager has received written notice from any governmental authority or regulatory or administrative agency, department or the like (whether federal, state or local) that the Property, or the use and operation thereof, is in violation of any laws or regulations relating to Hazardous Materials (as hereinafter defined) in any material respect. To Seller’s knowledge, neither Seller nor Manager has received any written notice from any governmental authority or regulatory agency of pending or threatened investigations, action, suits, claims or proceedings by any governmental authority relating to the existence, generation, release, production, disposal, treatment, emission, migration, transportation or storage of any Hazardous Materials in or on the Property in violation of any applicable law in any material respect. To Seller’s knowledge and Manager’s knowledge, (i) no Hazardous Materials have been generated, stored, treated, released, or disposed of on, under, or about the Property in violation of any applicable environmental Laws. Seller has deposited in the Data Room a true and correct, in all material respects, copy of each final environmental report or study of the Facility prepared for either Seller or Seller’s affiliates by third-party consultants or otherwise in Seller’s possession or control relating to the Property, all of which are listed on Schedule 9(A)(18) attached hereto (the “Environmental Reports”). “Hazardous Materials” means any substance whose nature and/or quantity of existence, use, manufacture, disposal or effect renders it subject to federal, state or local regulation, investigation, remediation or removal as potentially injurious to public health or welfare. To Seller’s knowledge and Manager’s knowledge, except as disclosed in the environmental reports posted in the Data Room, there are no underground storage tanks or monitoring wells of any kind located on any of the Land.

(19)
Non-Foreign Status. Seller is not a “foreign person” within the meaning of Section 1445 of the Code.
(20)
OFAC. Seller and Manager are not (i) currently listed on the Specially Designated Nationals List (“SDN List”) or any similar list maintained by the Office of Foreign Assets Control (“OFAC”) at the United States Department of the Treasury, (ii) owned or controlled, directly or indirectly (other than non-controlling ownership in publicly-traded securities of which Seller and Manager have no actual knowledge), by a person or entity listed on the SDN List or other similar list maintained by OFAC; (iii) a person or entity with whom a citizen of the United States is prohibited from engaging in transactions by any trade embargo, economic sanction, or other prohibition of U.S. law, regulation or executive order; (iv) incorporated in any country subject to U.S. country-based economic sanctions whereby conducting transactions with that person or entity would be in violation of any applicable law, rule or regulation; or (v) in violation of any of the prohibitions set forth in any U.S. law related to money laundering, or the U.S. Foreign Corrupt Practices Act of 1977 as amended (“FCPA”).
(21)
Taxes. There are no Tax appeals filed or pending with respect to the Property. The Property is not subject to any Tax agreements, Tax programs, special classifications such as open-space or farmland, or any so-called roll-back Tax agreements of any kind and if any such agreements or programs are applicable to the Property, Seller shall (without limitation to any other remedies of Buyer herein) be solely responsible to pay any penalties, Taxes, fees and any other monetary compensation associated with such agreements as and when due but in no case later than the Closing. There are no special or other assessments for public improvements or otherwise affecting the Property. As used in this subsection, “Tax” shall mean all business, occupation, payroll, sales, use, gross receipts, rental, income, real and personal property and other similar assessment or charge. Neither Seller nor, to Seller’s knowledge, Manager has received written notice of any pending proceedings relating to reassessment or reclassification of the Property for state or local real property taxation purposes. Seller is not a party to any pending tax appeal, tax contest or other similar proceeding relating to any portion of the Property, and no such appeal has been initiated on behalf of Seller. Seller has timely filed all sales, occupancy, and use tax returns and paid all sales, occupancy, and use taxes due, if any, to the state and/or the town in which the Facility is located on or before the Effective Date. All employee, business, sales, or other occupancy taxes due with respect to the Property through the Closing Date have been or will be paid by Seller or Manager either directly or through proration at Closing.
(22)
Other Healthcare Matters.
(a)
Since the opening of the Facility in July, 2025, the operation of the Facility has been (and is currently) in compliance in all material respects with all applicable laws related to the provision of healthcare services applicable to Seller, Manager and the Facility, except as may be contained in the notices from governmental authorities provided in the Data Room. Seller and Manager have not received written notice of a material failure of the operation to comply with applicable laws that has not been cured.
(b)
To Seller’s knowledge, neither Seller nor Manager is a Covered Entities under the Health Insurance Portability and Accountability Act of 1996, the Health Information Technology for Economic and Clinical Health Act, and the rules and regulations promulgated thereunder, as amended (collectively referred to as "HIPAA") with respect to the Property and the operation of the Facility and therefore have not been required to, and are not presently required to, comply with HIPAA.

Seller and Manager are, and, during Seller’s Ownership Period as to the Facility, have been, in compliance in all material respects with all applicable state patient privacy and security laws related to patient health information.

(c)
[Omitted]
(d)
To Seller’s knowledge, all material reports, documents and notices required to be filed, maintained or furnished by Seller and Manager to any health care governmental authority under applicable laws required for the current operation of the Property have been so filed, maintained or furnished.
(e)
To Seller’s knowledge, there are no financial relationships between Seller or Manager and any referral source in violation of applicable laws.
(f)
To Seller’s knowledge, all healthcare professionals providing services at the Property have all licenses and certifications necessary for such healthcare professionals to provide the services they perform at the Property.
(g)
To Seller’s knowledge, no moratorium has been implemented by any governmental authority which is in effect that restricts or prohibits the execution of Resident Agreements with new residents or the move-in of new residents at the Facility.
(23)
Operating Statements; Property Documents. The books, records, income statements, operating statements and other financial statements Seller and Manager delivered to Buyer (with a copy deposited in the Data Room as part of the Property Documents) are true, correct and complete copies of the books, records, income statements, operating statements and financial statements used in Seller’s and Manager’s ordinary course of business. Said operating statements are the same as those Manager provided to Seller pursuant to the Current Management Agreement or otherwise. Seller has delivered to Buyer (with a copy of same deposited in the Data Room) all of the Property Documents that are in the possession or reasonable control of Seller, Manager, and their affiliates, and (b) the Property Documents so delivered or made available through the Data Room to Buyer are true, correct and complete copies of those in the possession or reasonable control of Seller, Manager and/or their respective affiliates. To Seller’s and Manager’s knowledge, each of the income statements, operating statements and other financial statements has been prepared in accordance with the principles of accounting specified therein and fairly present, in all material respects, the financial condition of the Property and the operation of the Facility as of the respective dates thereof and the results of operations of the Property and Facility for the fiscal periods covered therein. Neither Seller nor Manager has knowledge of any material errors in or omissions from any of the Seller Due Diligence Materials.
(24)
AML. Seller and Manager have complied and shall continue to comply with all requirements of law, regulation or rule relating to combating money laundering, anti-terrorism, suspicious transactions, bribery, combating corruption, terrorist financing, trade embargoes and economic sanctions, now or hereafter in effect (including FCPA, U.S. Bank Secrecy Act of 1986, the USA Patriot Act of 2001, the SDN List or other similar list maintained by OFAC) and shall immediately notify Buyer in writing if it becomes aware that any of the foregoing representations, warranties or covenants are no longer true or have been breached or if Seller has a reasonable basis to believe that they may no longer be true or have been breached.
(25)
Physical Condition. In addition to routine expenditures for repairs and replacements in connection with the ongoing maintenance and upkeep of the Facility, and except as set forth on Schedule 9(A)(25), Seller and Manager do not have any outstanding contracts for material capital expenditures relating to the Facility which includes agreements, obligations (including, but not limited to, open permits from applicable jurisdictions) or commitments for material capital expenditures relating to the Facility. Since January 1, 2023, Seller and Manager have not received written notices regarding deficiencies of, and to Seller’s knowledge and Manager’s knowledge, there are no deficiencies in, fire suppression systems or any construction standards related to fire suppression. Neither Seller nor Manager has received written notice alleging, asserting or disclosing any material structural defects affecting the Improvements. To Seller’s knowledge and Manager’s knowledge, the Improvements contain no concealed (i.e., a condition not observable by non-invasive visual inspection) defective condition which requires the expenditure of capital to repair, correct or remedy. Seller agrees to complete, at Seller’s sole cost and expense, all the capital projects described on Schedule 9(A)(25), if any (the “Pending CapEx Work”). If any projects are not completed and paid for by the Closing Date, Seller agrees to (a) establish a holdback escrow with the Title Company at Closing in an amount equal to 125% of the estimated cost to complete such projects each such project, which reserve shall be governed by an escrow agreement reasonably acceptable to Seller, Buyer and Title Company, and (b) provide to Title Company such other agreements and affidavits as may be required for Title Company to issue the Title Policy without exception for liens relating to the Pending CapEx Work. Said escrow agreement shall (i) provide for periodic (but not more frequently than monthly) disbursement of held funds to pay approved costs incurred in connection with the completion of said projects, (ii) provide that, upon completion of said work and payment of all sum due in connection therewith, all remaining funds held by Title Company shall be disbursed to Seller, and (iii) be in form and substance as is necessary for Title Company to insure over liens that may attach against the applicable Facility.

If (i) at or prior to the Closing, Buyer obtains actual knowledge or Constructive Knowledge (defined below) that any of Seller’s or Manager’s representations and warranties in Section 9(A) were untrue, inaccurate or incorrect in any material respect as of the date made, or that any fact, matter or event exists or has first occurred that would cause any of Seller’s or Manager’s representations and warranties in Section 9(A) to be untrue, inaccurate or incorrect if made after the date of this Agreement and (ii) either (x) Buyer obtains such Constructive Knowledge prior to the expiration of the Due Diligence Period and nonetheless elects not to deliver a Termination Notice or (y) Buyer (1) obtains such Constructive Knowledge after the expiration of the Due Diligence Period but prior to the Closing Date, (2) Buyer has the right under Section 11(B)(4) to terminate this Agreement in light of such breach or inaccuracy and (3) Buyer nonetheless elects not to terminate this Agreement and to proceed to Closing, then (A) Seller shall have no obligation, from and after the Closing Date, to indemnify any Buyer Indemnified Party for Losses arising out of or resulting from such inaccuracy in the Seller’s and Manager’s representations and warranties of which Buyer had actual knowledge or Constructive Knowledge, and (B) Buyer shall make no claim against Seller for (and Buyer shall be deemed to have waived any and all claims against Seller by reason of) a breach of representations and warranties resulting from such inaccuracy of representations and warranties. Any and all uses of the defined term “Constructive Knowledge” shall mean only that, prior to Closing, Buyer is deemed to have knowledge of such information from (a) any fact, condition or circumstance expressly disclosed in a written instrument, report, document or test result Buyer actually receives from an unaffiliated third-party (i.e., not from Seller, Manager or their affiliates or agents), (b) any fact, condition or circumstance expressly stated in a written disclosure Seller, Manager or their affiliates or agents deliver to Buyer pursuant to the notice provisions of this Agreement on or prior to the date that is three (3) Business Days prior to the expiration of the Due Diligence Period, or (c) any fact, condition or circumstance expressly disclosed in a document or written materials Seller, Manager or their affiliates or agents deposit into the Data Room on or prior to the date that is three (3) Business Days prior to the expiration of the Due Diligence Period.

For purposes of this Agreement, “Buyer’s knowledge,” “known to Buyer” (or any similar phrase) means the present actual knowledge of Stefan Oh without duty of inquiry or investigation and without taking into account any constructive or imputed knowledge. Notwithstanding anything herein to the contrary, such individual referred to in the preceding sentence shall not have any liability under or in connection with this Agreement.

For purposes of this Agreement, “Seller’s knowledge,” “known to Seller”, “Manager’s knowledge,” “known to Manager” (or any similar phrase) means the present actual cognitive awareness, without duty of inquiry or investigation and without taking into account any constructive or imputed knowledge, of David Faeder, Tiffany Tomasso, Tanya Walker and Brian Hilton. Notwithstanding anything herein to the contrary, such individuals referred to in the preceding sentence shall not have any liability under or in connection with this Agreement.

Promptly upon obtaining knowledge of the same, Seller and Manager shall notify Buyer in writing of any event or condition known to them that causes Seller’s or Manager’s representations or warranties to become untrue in any material respect (a “Change of Circumstances”). Any such notice of a Change of Circumstances shall be prominently labeled “CHANGE OF CIRCUMSTANCES NOTICE” and shall reference this Section of this Agreement. If Seller or Manager do not (i) within ten (10) days after delivery of written notice of the same to Buyer cure any Change of Circumstances (to the extent curable) or (ii) for matters described in the Updated Schedules for which no notice of Change of Circumstances was previously delivered to Buyer, cure the same on or prior to the Closing Date, then Buyer shall have the right, as Buyer’s sole and exclusive remedy hereunder for such failure, either (a) to terminate this Agreement by written notice to Seller and Manager, in which case (i) Escrow Agent shall immediately (and in any event, within one (1) Business Days) pay the Deposit, or portion thereof, that it holds (minus the Independent Consideration) to Buyer, (ii) Seller shall immediately (and in any event, within one (1) Business Day after Buyer’s delivery of such notice of termination) pay to Buyer the Deposit (if and to the extent previously paid to Seller) and Buyer’s Pursuit Costs, and (iii) other than as aforesaid, this Agreement shall be null and void and of no further force or effect and the parties hereto shall have no further obligations to the other (except for any obligations or liabilities that expressly survive termination of this Agreement), or (b) to waive the foregoing right of termination and all other rights and remedies on account of such breach or default and to close the transaction contemplated by this Agreement, without any reduction in the Purchase Price, in which event Buyer shall not be entitled to bring any claims against Seller following the Closing for a breach of representation or warranty arising out of such Change of Circumstances.

(B)
Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows, which representations and warranties shall survive Closing:
(1)
Authority. Buyer is a limited partnership, duly formed and validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite power and authority to execute and deliver, and to perform all its obligations under, this Agreement and the Buyer Closing Documents (taking into account the rights of the initially named Buyer hereunder pursuant to Section 13(B) to assign its rights as Buyer hereunder to one or more to-be-formed entities that will perform such obligations). Notwithstanding the foregoing, Seller acknowledges that Buyer has not yet obtained all necessary internal approvals to consummate the transactions contemplated in this Agreement or to execute, deliver and perform the obligations set forth in the Buyer Closing Documents but that, if Buyer elects (in its sole and absolute discretion) not to deliver a Termination Notice, Buyer will be deemed to have obtained all such necessary internal approvals as of such date.
(2)
Due Execution. Subject to the last sentence of Section 9(B)(1) above, the execution, delivery and performance of this Agreement and the Buyer Closing Documents have been duly authorized by all necessary action on the part of Buyer and do not and will not (a) require any consent, approval, license, order, permit or authorization that has not been obtained except as provided in this Agreement in connection with the Required Regulatory Approvals, or (b) violate any provision of Buyer’s organizational documents, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any material agreement or instrument to which Buyer is a party or by which Buyer may be bound in any case which would prevent Buyer from performing its obligations hereunder in all material respects or (a) violate any order, judgment, injunction, decree ruling or regulation of any state or federal court or governmental authority binding on Buyer in any case which would prevent Buyer from performing its obligations hereunder in all material respects (the foregoing clauses (a)-(c)) taking into account the rights of the initially named Buyer hereunder pursuant to Section 13(B) to assign its rights as Buyer hereunder to one or more to-be-formed entities that will perform such obligations).

(3)
Enforceability. This Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and general equitable principles.
(4)
OFAC. Buyer is not (i) currently listed on the SDN List or any similar list maintained by OFAC at the United States Department of the Treasury, (ii) owned or controlled, directly or indirectly (other than non-controlling ownership in publicly-traded securities of which Buyer has no actual knowledge), by a person or entity listed on the SDN List or other similar list maintained by OFAC; (iii) a person or entity with whom a citizen of the United States is prohibited from engaging in transactions by any trade embargo, economic sanction, or other prohibition of U.S. law, regulation or executive order; (iv) incorporated in any country subject to U.S. country-based economic sanctions whereby conducting transactions with that person or entity would be in violation of any applicable law, rule or regulation; or (v) in violation of any of the prohibitions set forth in any U.S. law related to money laundering, or FCPA.
(C)
Indemnification; Survival; Holdback; Limitation on Amount.
(1)
Indemnification by Seller and Manager. Following the Closing and subject to Section 9(C)(3), Section 9(C)(4), Section 9(C)(5) and Section 11(B)(2), Seller and Manager shall indemnify and hold harmless Buyer, Buyer’s affiliates, and their respective partners, officers, employees, agents, successors and assigns (each a “Buyer Indemnified Party” and collectively the “Buyer Indemnified Parties”) from and against any and all claims, demands, causes of action, losses, damages, fines, penalties, liabilities, costs and expenses, including reasonable attorneys' fees and court costs (collectively, “Losses”) suffered or incurred by Buyer and any such Buyer Indemnified Party to the extent arising out of or resulting from (it being understood that such indemnity shall cover, without limitation, claims made by third parties as well as Losses from claims made by Buyer directly against Seller):
(a)
any breach of any (i) representation or warranty of Seller or Manager contained in this Agreement or any Seller Closing Documents, or (ii) covenant, undertaking, obligation, liabilities or agreement on the part of Seller or Manager under this Agreement or any Seller Closing Document;
(b)
any breach by the lessor under any Resident Agreement or Commercial Lease to the extent accruing prior to the Effective Time;
(c)
any third-party claims (including by any resident, former resident, or government authority or manager) relating to the Property or the operation of the Property to the extent accruing prior to the Effective Time;
(d)
Taxes imposed by or on behalf of a governmental authority in connection with the operation of the Property to the extent attributable to the period prior to the Effective Time, and any interest or penalties thereon; and

(e)
the Excluded Liabilities.

The foregoing indemnification obligations of Seller shall survive the Closing, subject to the provisions of Section 9(C)(4).

(2)
Indemnification by Buyer. From and after the Closing and subject to Section 9(C)(3), Section 9(C)(4), and Section 9(C)(5), Buyer shall indemnify and hold harmless Seller, Manager, Seller’s and Manager’s affiliates, and their respective partners, officers, employees, agents, successors and assigns (each a “Seller Indemnified Party” and collectively the “Seller Indemnified Parties”) from any and all Losses suffered or incurred by such Seller Indemnified Party to the extent arising out of or resulting from only the following (it being understood that such indemnity shall cover, without limitation, claims made by third parties as well as claims made by Seller directly against Buyer), except to the extent such Losses are an Excluded Liability or an obligation of Seller, Manager or any of their affiliates pursuant to a Seller Closing Documents (including the New Management Agreement):
(a)
any breach by the lessor under any Resident Agreement or Commercial Lease to the extent accruing from and after the Effective Time;
(b)
any third-party claims (including by residents, former residents, government authority or manager) relating to the Property or the operation of the Property (as opposed to the physical condition of the Property) to the extent accruing on or after the Effective Time; and
(c)
Taxes imposed by or on behalf of a governmental authority in connection with the operation of the Property to the extent attributable to the period on or after the Effective Time and any interest or penalties thereon.

Notwithstanding anything in this Agreement or in any Closing Documents to the contrary, Seller’s and Manager’s sole post-Closing remedy against Buyer under this Agreement or any Closing Documents shall be to make a claim against Buyer under the terms of this Section 9(C)(2). The foregoing indemnification obligations of Buyer shall survive the Closing.

(3)
Notification and Defense.
(a)
If an indemnified party (the “Indemnified Party”) becomes aware of any claim or demand for which an indemnifying party (an “Indemnifying Party”) may have liability to such Indemnified Party hereunder (an “Indemnification Claim”), the Indemnified Party shall promptly notify the Indemnifying Party in writing of such Indemnification Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Indemnification Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto, in each case to the extent actually known to such party (a “Claim Notice”); provided, that, subject to this Section 9(C)(3), no delay on the part of the Indemnified Party in giving such Claim Notice shall relieve the Indemnifying Party of any indemnification obligations hereunder except to the extent that the Survival Period has expired, if applicable, or the Indemnifying Party is prejudiced by such delay.
(b)
The Indemnifying Party shall have the right, upon written notice delivered to the Indemnified Party within fifteen (15) days thereafter, to assume, at the Indemnifying Party’s expense, the defense of any Indemnification Claim based on any action, suit, proceeding, claim, demand or assessment by any third-party with authority to conduct such defense and to settle or otherwise dispose of the same and the Indemnified Party will reasonably cooperate in such defense at the expense of the Indemnifying Party (subject to subsection (d) below); provided that (i) such third-party claim does not seek to impose any Liabilities on the Indemnified Party other than money damages, and (ii) such claim does not involve any criminal Liability.

(c)
As to those third‑party actions, suits, proceedings, claims, demands or assessments with respect to which the Indemnifying Party does not elect to assume control of the defense, the Indemnified Party will afford the Indemnifying Party an opportunity to participate in such defense, at its cost and expense, and will consult with the Indemnifying Party prior to settling or otherwise disposing of any of the same. The Indemnified Party may not settle, adjust, or compromise such Indemnification Claim without the prior written consent of the Indemnifying Party, which consent is not permitted to be unreasonably withheld, conditioned or delayed.
(d)
If the Indemnifying Party proceeds with the defense of any Indemnification Claim pursuant to subsection (b) above:
(i)
the Indemnifying Party shall proceed to defend such Indemnification Claim in a diligent manner with counsel reasonably satisfactory to the Indemnified Party at the sole expense of the Indemnifying Party;
(ii)
the Indemnified Party shall make available to the Indemnifying Party any non-privileged documents and materials in the possession of the Indemnified Party that may be reasonably necessary to the defense of such Indemnification Claim;
(iii)
the Indemnifying Party shall keep the Indemnified Party informed of all material developments and events relating to such Indemnification Claim;
(iv)
the Indemnified Party will have the right to participate, at its sole cost and expense, in the defense of such Indemnification Claim; and
(v)
the Indemnifying Party may not settle, adjust, or compromise such Indemnification Claim without the prior written consent of the Indemnified Party, which consent is not permitted to be unreasonably withheld, conditioned or delayed.
(e)
If the Indemnified Party proceeds with the defense of any Indemnification Claim pursuant to subsection (c) above:
(i)
the Indemnified Party shall proceed to defend such Indemnification Claim in a commercially reasonable, diligent manner with counsel reasonably satisfactory to the Indemnifying Party;
(ii)
the Indemnifying Party shall make available to the Indemnified Party any non-privileged documents and materials in the possession or control of the Indemnifying Party that may be reasonably necessary to the defense of such Indemnification Claim;
(iii)
the Indemnified Party shall keep the Indemnifying Party informed of all material developments and events relating to such Indemnification Claim; and
(iv)
if either or both of the conditions described in clauses (i) and (ii) of Section 3(b) above are not satisfied, the Indemnified Party may not settle, adjust or compromise such Indemnification Claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld, conditioned or delayed.

(f)
Notwithstanding anything contained in this Section 9(C)(3) to the contrary, no party shall have the authority to admit liability (i) on behalf of the other party, or (ii) on its own behalf if such party is seeking indemnification from the other party for such liability, in either case without the prior written consent of the other party, which consent will not be unreasonably withheld, conditioned or delayed.
(4)
Limitations on Survival and Indemnity Amount. (a) Seller’s and Manager’s obligations to indemnify Buyer with respect to any claim under Section 9(C)(1)(c) (Third-party Claims) and 9(C)(1)(d) (Taxes) shall survive the Closing indefinitely; (b) Seller’s and Manager’s obligations to indemnify Buyer with respect to any claim and under Section 9(C)(1)(a) (breach of representations, warranties and covenants), other than the Fundamental Reps (defined below), shall survive the Closing for a period of nine (9) months after the Closing Date; (c) Seller’s and Manager’s obligations to indemnify Buyer with respect to any claim and under Section 9(C)(1)(a) (breach of representations, warranties and covenants) as to the Fundamental Reps, shall survive Closing for the applicable statute of limitations with respect to the Fundamental Reps (as applicable, the “Survival Period”). As used herein, the term “Fundamental Reps” means the representations and warranties set forth in Sections 9(A)(1) (Authority), 9(A)(2) (Due Execution), 9(A)(3) (Enforceability), 9(A)(4) (No Bankruptcy or Dissolution), 9(A)(17) (Medicare; Medicaid), 9(A)(19) (Non-Foreign Status), 9(A)(20) (OFAC), 9(A)(21) (Taxes) and 9(A)(24) (AML). If Buyer delivers a Claim Notice within the Survival Period applicable to such Claim Notice, then all rights and remedies with respect to the matters which are the subject of such claim shall survive until the full and final, unappealable resolution of such claim and full payment of any amounts owed by the applicable party as a result thereof. For purposes of determining the amount of losses of any Indemnified Claim with respect to any events, facts or circumstances, after determining whether or not such facts, events or circumstances give rise to a breach of a representation or warranty (after giving full effect to any qualifications as to materiality or similar standards contained in such representation and warranty), the determination of the amount of losses for such breach of representation and warranty, as it relates to such facts, events or circumstances, shall be made without giving effect to any qualifications as to materiality or similar standards contained in such representation or warranty. Notwithstanding anything to the contrary herein, Buyer shall not have any right to seek indemnity against Seller or Manager pursuant to Section 9 (i) where the claim is made after the Survival Period or (ii) unless the amount of such indemnity claim, individually or when taken together with all other such indemnity claims hereunder, is at least equal to Fifty Thousand and no/100 Dollars ($50,000) (the “Indemnity Floor”), after which the Indemnitor shall be responsible for any such Indemnitee’s Claims on a first dollar basis. Additionally, Buyer shall not have any right to seek indemnity against the Seller for any such indemnity claims hereunder in an aggregate amount in excess of the sum of two percent (2.0%) of the Purchase Price (such sum, the “Indemnity Cap”). Attorneys’ fees arising out of any indemnified third party claim shall not be subject to such Indemnity Cap; and any attorneys’ fees and costs payable to the prevailing Party arising out of any dispute between Seller and Buyer hereunder, including, without limitation, to enforce any Indemnitee Claim, also shall not be subject to the Indemnity Cap. In no event shall any Indemnitor be liable to any Indemnitee for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple, except to the extent payable to a third-party. Notwithstanding any provision of this Agreement to the contrary, the Indemnity Cap shall not apply with respect to the following: (i) any breach of a Fundamental Rep; (ii) the fraud or intentional misrepresentation committed by Seller, Manager or their respective affiliates, and (iii) any post-closing reconciliations, adjustment and/or re-proration implemented pursuant to the terms of this Agreement; (iv) the indemnity by Seller regarding the payment of the commission to Seller’s broker pursuant to Section 13(A); (v) the indemnity by Seller with respect to Excluded Liabilities pursuant to the terms of Section 9(C)(i); (vi) any liability with respect to covenants to be performed by Seller or Manager following Closing pursuant to the express terms of this Agreement or any Seller Closing Document.

(5)
Limitations on Indemnification. Each of Buyer, Seller and Manager, for itself and on behalf of its agents, members, partners, employees, representatives, related and affiliated entities, successors and assigns, hereby agrees that in no event shall any of the officers, directors, employees, agents, consultants, representatives or attorneys of a party to this Agreement or any direct or indirect owner of any beneficial interest of the other party have any personal liability under this Agreement or under any of the Closing Documents and each party hereby expressly release and waive all such liability. In no event shall Buyer, Seller or Manager be responsible for any consequential, special, exemplary or punitive damages, all of which are expressly waived by Buyer, Seller and Manager; provided, however, that the foregoing waiver shall not apply to (i) fraud, willful misconduct, or intentional misrepresentation by a party, or (ii) consequential, special, exemplary or punitive damages actually paid to a third party in a tort claim and compensable pursuant to an express indemnification obligations under this Agreement.
(6)
Holdback. As an inducement to Buyer to enter into this Agreement, Seller agrees that at Closing the Title Company shall retain in escrow from the Purchase Price proceeds otherwise distributable to Seller an amount equal to two percent (2%) of the Purchase Price to be held pursuant to the terms of a Holdback Escrow Agreement in the form of Error! Reference source not found. (the “Holdback Agreement”) for a period ending nine (9) months after the Closing Date.
(7)
The terms and provisions of this Section 9(C) shall survive the Closing.
(D)
Certain Covenants of Seller and Manager. From the Effective Date until the Closing Date or the sooner termination of this Agreement, except to the extent otherwise expressly provided in this Agreement or prohibited by applicable regulatory requirements:
(1)
Property Operation and Maintenance. Seller and Manager shall operate and maintain the Property and the Facility pursuant to its normal course of business and substantially in accordance with the historical operating standards of each, subject to destruction by casualty or eminent domain or other events beyond the reasonable control of Seller or Manager, including changes in laws, rules, ordinances and regulations, and (b) comply in all material respects with all applicable legal requirements affecting the Property and all terms, covenants and conditions of any Contracts and Occupancy Agreements, and other agreements affecting the Property to which they are a party.
(2)
Existing Insurance Policies. Prior to Closing, Seller and Manager shall maintain without interruption in coverage all existing insurance policies that currently are maintained by Seller or Manager in full force and effect in accordance with the terms thereof (subject to any necessary extensions, renewals or replacements providing substantially similar coverage as the existing policies). Seller and Manager shall report all claims and occurrences covered by such policies in a timely manner to the appropriate insurer if any occurrences arise.
(3)
Licenses. Seller and Manager shall maintain in full force and effect all Licenses that are necessary for the use and operation of the Facility in accordance with all applicable laws and promptly notify Buyer of, and promptly deliver to Buyer a copy of, any written notice Seller or Manager receives prior to Closing from any governmental authority, concerning any material violation of law, imposition of sanctions or material penalties and fines, and any actual or threatened suspension or revocation of any License.
(4)
Contracts and Agreements. Seller and Manager shall not enter into any new service contracts or other similar agreements affecting the Property or modify, or renew any existing Contracts that will be binding on Buyer after Closing without the prior written consent of Buyer (in its reasonable discretion); provided, however, that Seller and Manager may, and without the prior written consent of Buyer, (i) enter into new service contracts and similar agreements (a) that are related to resident safety and/or welfare, (b) that are required by applicable laws or regulations, or (c) that are entered into in the ordinary course of business; provided that they are cancelable on not more than thirty (30) days’ notice without penalty (unless Seller agrees to pay any such penalty, and provided that in the event of subclause (a) or (b) immediately above, Seller shall consult with Buyer prior to entering into such contracts or agreements if Seller is reasonably able to do so), or (ii) renew any Contracts if such renewal(s) are made in the ordinary course, in accordance with the terms of such existing Contracts, and, as so renewed, are cancelable on not more than thirty (30) days’ notice without penalty unless Seller agrees to pay such penalty. Buyer’s failure to approve or disapprove such service contracts within five (5) Business Days after Buyer’s receipt of Seller’s written request for such approval shall be deemed a disapproval of the same. Seller shall provide Buyer with a copy of any material new contract or modified or renewed Contract entered into by Seller or Manager in accordance with this Section.

(5)
Occupancy Agreements. Seller and Manager shall continue to lease the Property (including entering into, modifying and terminating Resident Agreements) to residents in the same manner as prior to the Effective Date pursuant to their normal course of business; provided, however, that any new or modified Resident Agreement shall (i) be on the current form of resident agreement previously provided to Buyer as the “standard form” of Resident Agreement used by Seller and/or Manager at the Property, (ii) be for a term of not more than one (1) year and at a rate consistent with rates charged in the ordinary course of business by Seller or Manager, (iii) not provide concessions in excess of the concessions that Seller or Manager has provided to residents in the ordinary course of business, and (iv) not include any so-called “rate-lock” that extends beyond one year from the date of such Resident Agreement. After the Effective Date, Seller and Manager shall not enter into any new commercial lease, license agreement or other occupancy agreement (other than a Resident Agreement) that will be an obligation affecting the Property after Closing, or modify, renew or terminate any Commercial Lease, without the prior written consent of Buyer in Buyer’s reasonable discretion.
(6)
Notice Delivery. Seller and Manager shall promptly deliver to Buyer a copy of any written notice Seller or Manager receives of any material violations, judgments, claims and litigation affecting Seller, Manager or the Property, including written notice from any governmental authority of any material violation of any laws regulating the condition, use or operation of the Property.
(7)
Warranties and Other Intangibles. Seller and Manager shall request (and use commercially reasonable efforts to obtain) the consents of the issuers of any and all warranties (including those issued in connection with the foundation, structure, roof, and the Building’s mechanical, plumbing, electrical, fire/life safety and other systems) affecting the Property to the assignment of such warranties at Closing to Buyer at no material cost to Seller or Manager, including being available at reasonable times and after reasonable notice for inspections of the roof by such issuers and executing such documents as reasonably necessary to assign any such warranties to Buyer (it being understood that obtaining such consent, and the assignment thereof, shall not be a condition to Closing hereunder). The obligation to use such reasonable efforts shall survive the Closing for a period of twelve (12) months.
(8)
Property Documents. Promptly, and in any event within three (3) Business Days, after its receipt, delivery, discovery, filing or preparation, as the case may be, Seller and Manager shall deliver to Buyer a copy of any document, information, material, notice or comparable report or item that constitutes a Property Document that Seller or Manager is required by this Agreement to deliver to Buyer (which copy shall be true, correct and complete in all material respects) but either did not exist, was not discovered or was not in the possession or reasonable control of Seller, Manager or any of their respective affiliates as of the Effective Date. EXCEPT FOR EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN AND IN THE DOCUMENTS EXECUTED BY SELLER OR MANAGER IN CONNECTION HEREWITH, ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY IS SOLELY FOR BUYER’S CONVENIENCE AND WAS OR WILL BE OBTAINED FROM A VARIETY OF SOURCES. SELLER AND MANAGER MAKE NO (AND EXPRESSLY DISCLAIMS ALL)

REPRESENTATIONS AS TO THE ACCURACY OF SUCH INFORMATION. EXCEPT FOR EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN AND IN THE DOCUMENTS EXECUTED BY SELLER, MANAGER AND THEIR AFFILIATES IN CONNECTION HEREWITH, SELLER AND MANAGER SHALL NOT BE BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS PERTAINING TO THE PROPERTY OR THE OPERATION THEREOF.

(9)
Additional Covenants of Seller and Manager. Unless otherwise permitted hereunder, Seller and Manager shall not take any of the following actions, to the extent the same would be binding on or affect any of the Property or any owner, lessee, or operator thereof after the Closing, without Buyer’s prior written approval in Buyer’s sole discretion:
(a)
subject the Property to, permit or suffer any new liens, covenants, restrictions or easements (other than liens for non-delinquent real estate taxes);
(b)
after the Effective Date, except in connection with a casualty or condemnation which is governed by Section 8 hereof, make any material alterations or improvements to the Property (except for repairs, replacements and maintenance in the ordinary course) except as disclosed on Schedule 9(a)(25);
(c)
after the Effective Date, apply for or consent to any zoning change, variance, subdivision, lot line adjustment or similar change with respect to the Property;
(d)
after the Effective Date, intentionally cause any action to be taken which would cause any of such representations or warranties to be untrue as of the Closing Date in any material respect except as permitted under this Agreement; or
(e)
sell, lease, transfer or otherwise dispose of all or any portion of the Property, except for (i) the entering into of Occupancy Agreements in the ordinary course in accordance with the terms of Sections 9(D)(4) and 9(D)(5) above, and (ii) the use and consumption of supplies and replacement of worn out, obsolete and defective tools, furniture, fixtures, equipment and appliances in the ordinary course and in accordance with Section 9(D)(1) above.
(10)
Termination of Current Management Agreement and Owner-Operator Lease. Seller and Manager shall terminate the Current Management Agreement as of Closing (but not before), at no cost to Buyer. Seller shall terminate each existing lease between Seller and affiliates of Seller as of Closing (but not before), at no cost to Buyer.
(11)
Data Property. Seller and Manager shall reasonably cooperate (at no material out-of-pocket cost to Seller) with Buyer in connection with Buyer’s review of, and Seller’s conveyance at Closing to Buyer of, the Data Property, including, but not limited to, providing test, snapshot and/or extract files upon request, introductions to vendor account representatives, and executing data-sharing and data transfer agreements (if required).
(12)
Regulatory Surveys. Seller and Manager shall comply in all material respects with the requirements of any outstanding plan or plans of correction (“Correction Plans”) proposed in response to any inspection or regulatory survey conducted by any governmental entity prior to Closing. Seller and Manager shall pay any fines, penalties and the costs of correction resulting from any inspection or regulatory survey conducted by any governmental entity prior to Closing, or if conducted after Closing and to the extent related to the pre-Closing period of operations (the “Survey Fines”; and together with Correction Plans, the “Survey Response Actions”) and Seller and Manager shall retain all liability for all costs and expenses in pursuing such appeals and all liabilities for any penalties not rescinded. In addition, Seller and Manager shall consult with Buyer and, after the expiration of the Due Diligence Period, obtain Buyer’s prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed), for any settlements of such appeals and notify Buyer of the final disposition of such matters.

(13)
Maryland Bulk Sale Tax Clearance. Seller shall pay any Maryland Bulk Sales and Use Tax or any other sales or use or other similar taxes resulting from the consummation of the transactions contemplated by this Agreement (“MD Bulk Sales Taxes”). At least ten (10) days prior to Closing, Seller shall deliver to Purchaser tax clearance certificates for all such MD Bulk Sales Taxes (“Maryland Tax Clearance Certificates”). Seller’s obligations under this Section 9(D)(13) apply whether or not the applicable tax, license tax, assessment, fee, penalty, or interest is shown as an exception to title, is of record in the land records, is lienable against the real property, would result in an exception to any title insurance policy, or would be insured over by Buyer’s title insurer. Further, Seller shall execute and deliver all authorizations, powers of attorney, tax information releases, account numbers, prior certificate numbers, closure forms, final returns, and other documents reasonably requested by Buyer, Escrow Agent, any State, Commonwealth, County or City office or agency, including the Maryland Department of Revenue, in connection with obtaining the Maryland Tax Clearance Certificates. Seller’s obligations under this Section 9(D)(13) shall survive Closing.
(14)
WARN Act. In connection with the termination of the Current Management Agreement as of the Closing and the execution of the New Management Agreement, the parties anticipate that (i) the employment of none of the Facility’s employees will be terminated as of or in connection with Closing and (ii) Manager shall continue to employ substantially all said employees as of Closing without interruption in service and on the same terms and conditions as those in effect prior to Closing. Seller and Manager shall take such actions to ensure that neither they, Buyer nor the Facility is subject to the notification requirements of the federal Worker Adjustment and Retraining Notification Act, as amended, and any other similar applicable state or local Law (the “WARN Act”). If Seller and Manager fail to comply with its obligations set forth in this Section, Seller and Manager shall be responsible for all obligations, damages, fines or penalties arising under the WARN Act or other applicable law (the “WARN Act Liabilities”). Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall be construed as granting any of the Facility’s employees any rights of continuing employment, compensation or benefits.

The provisions of this Section 9(D) shall survive Closing.

(E)
Tail Insurance Coverage. To the extent Seller’s or Manager’s current insurance policies are on a “claims made” (as opposed to “occurrence”) basis with respect to the Facility, Seller and Manager shall obtain tail insurance coverage on substantially the same terms (including limits and deductibles) as such claims made policies at its sole cost and expense for the period commencing on the Closing Date and ending on the second (2nd) anniversary of the Closing Date with respect to the Facility for losses arising prior to Closing and/or during said term of the Interim Agreements. Such tail coverage will name Buyer and Buyer’s designees (as identified by Buyer) as additional insureds. Seller and Manager shall provide evidence of such tail coverage to Buyer as of the Closing Date.
(F)
[Intentionally Deleted];
(G)
[Intentionally omitted];
(H)
[Intentionally omitted];
(I)
[Intentionally omitted]; and
(J)
Title Estoppel: With respect to those easement agreements, development agreements, declarations, or other covenants or restrictions encumbering any portion of the Land and Improvements listed on Schedule 9(J), Seller shall reasonably cooperate with Buyer by promptly delivering to the appropriate parties to such an agreement an estoppel certificate in a form reasonably requested by

Buyer and/or Title Company (each, a “Title Estoppel”). After delivery of any requested estoppel certificates to the applicable parties, Seller shall use commercially reasonable efforts to obtain executed copies of the same and, once executed, deliver same to Buyer and Title Company; provided, however, in no event shall Seller be required by the foregoing to pay any sums (or incur any other liability) to any party in connection with its attempts to obtain such estoppel certificates. If Seller is not able to deliver to Buyer and Title Company at Closing each of the Title Estoppels, for any Title Estoppel not so delivered (excluding those referenced on Schedule 9(J) as being required from the applicable third parties), Seller shall deliver an estoppel certificate executed by Seller in the same form as the Title Estoppel (each, a “Seller Title Estoppel”), except that statements therein relating to the actions of third parties may be qualified by Seller’s knowledge (as said term is defined in this Agreement). Notwithstanding any provision contained in this Agreement to the contrary, it shall not be a condition to Buyer’s obligations hereunder that any of the Title Estoppels (as opposed to the Seller Title Estoppels) are obtained, nor shall it be a covenant on the part of Seller to deliver the Title Estoppels (as opposed to the Seller Title Estoppels).

(K)
Exclusivity. Prior to Closing or termination of this Agreement pursuant to its terms, Seller, Manager and any officer, director, employee, advisor or others authorized to act on Seller’s and/or Manager’s behalf, (i) will not, directly or indirectly, initiate, solicit, authorize or encourage discussions relating to any Acquisition Proposal (defined below); (ii) will not participate in negotiations in connection with or in furtherance of any Acquisition Proposal or permit any person other than the Buyer and its representatives to have any access to the Facility in connection with an Acquisition Proposal, or furnish to any person other than Buyer and its representatives any non-public information with respect to the Property in connection with an Acquisition Proposal; (iii) will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties, other than the Buyer, conducted on or before the date of this Agreement with respect to any Acquisition Proposal; and (iv) will immediately provide to Buyer written notice of any Acquisition Proposal, including the name of the party seeking to initiate, continue or renew activities, discussions or negotiations regarding an Acquisition Proposal. As used herein, the term “Acquisition Proposal” means any offer, proposal or other overture or communication of any kind to acquire or sell some or all of the Property or any ownership or controlling interest in Seller, Manager, or Seller’s or Manager’s direct or indirect parent.
(L)
Cooperation with Audit. Seller and Manager acknowledge that Buyer is affiliated with a publicly registered company (“Registered Company”). Seller and Manager acknowledge that it has been advised that Buyer and its assignee may be required to make certain filings with the Securities and Exchange Commission (the “SEC Filings”) that relate to the most recent pre-acquisition fiscal year (the “Audited Year”) and the current fiscal year through the date of acquisition (the “stub period”) for the Property. To assist the assignee in preparing the SEC Filings, the Seller and Manager covenant to provide the assignee with the following during the Due Diligence Period (as the same may be extended and reinstated as provided in Section 11(B)(7) of this Agreement), thereafter until Closing and for one (1) year thereafter: (i) access to bank statements for the Audited Year and stub period; (ii) rent roll as of the end of the Audited Year and stub period; (iii) operating statements for the Audited Year and stub period; (iv) access to the general ledger for the Audited Year and stub period; (v) cash receipts schedule for each month in the Audited Year and stub period; (vi) access to invoices for expenses and capital improvements in the Audited Year and stub period; (vii) accounts payable ledger and accrued expense reconciliations; (viii) check register for the 3-months following the Audited Year and stub period; (ix) all leases and 5-year lease schedules; (x) copies of all insurance documentation for the Audited Year and stub period; (xi) copies of accounts receivable aging as of the end of the Audited Year and stub period along with an explanation for all accounts over 30 days past due as of the end of the Audited Year and stub period; and (xii) signed representation letter in the form reasonably required by Buyer or its counsel. Seller and Manager also agree to deliver a signed Representation Letter in the form attached hereto as Exhibits L to Buyer within five (5) Business Days prior to Closing, and such delivery shall be a condition to Closing. The provisions of this Section shall survive Closing.

10.
DISCLAIMER: AS AN ESSENTIAL INDUCEMENT TO SELLER TO ENTER INTO THIS AGREEMENT, AND AS PART OF THE DETERMINATION OF THE PURCHASE PRICE, BUYER ACKNOWLEDGES, UNDERSTANDS AND AGREES AS OF THE EFFECTIVE DATE AND AS OF THE CLOSING DATE AS FOLLOWS:

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN THE SELLER CLOSING DOCUMENTS, THE SALE OF THE PROPERTY HEREUNDER IS AND WILL BE MADE ON AN “AS IS, WHERE IS” BASIS. EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN ANY SELLER CLOSING DOCUMENT, SELLER AND MANAGER HAVE NOT MADE, DO NOT MAKE AND SPECIFICALLY NEGATE AND DISCLAIM ANY REPRESENTATIONS, WARRANTIES, OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY, ANY FACILITY OR ANY OTHER MATTER WHATSOEVER, INCLUDING: (i) THE QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION AND ASPECTS OF THE PROPERTY AND THE FACILITY, INCLUDING THE STRUCTURAL ELEMENTS, SEISMIC ASPECTS OF THE PROPERTY, FOUNDATION, ROOF, APPURTENANCES, ACCESS, signage, LANDSCAPING, PARKING FACILITIES AND THE ELECTRICAL, MECHANICAL, HVAC, PLUMBING, SEWAGE, AND UTILITY SYSTEMS, FACILITIES AND APPLIANCES, THE SQUARE FOOTAGE WITHIN THE IMPROVEMENTS ON THE PROPERTY AND THE IMPROVEMENTS AND WITHIN EACH TENANT SPACE THEREIN AND WITHIN THE COMMON ELEMENTS OF THE PROPERTY, (ii) THE QUALITY, NATURE, ADEQUACY, AND PHYSICAL CONDITION OF SOILS, GEOLOGY AND ANY GROUNDWATER, (iii) THE EXISTENCE, QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF UTILITIES SERVING THE PROPERTY OR THE FACILITY, (iv) THE DEVELOPMENT POTENTIAL OF THE PROPERTY OR THE FACILITY, AND THE PROPERTY’S USE, HABITABILITY, MERCHANTABILITY, OR FITNESS, SUITABILITY, VALUE OR ADEQUACY OF THE PROPERTY FOR ANY PARTICULAR PURPOSE, (v) THE ZONING AND OTHER LEGAL STATUS OF THE PROPERTY, THE IMPROVEMENTS AND ANY OTHER PUBLIC OR PRIVATE RESTRICTIONS ON USE OF THE PROPERTY, (vi) THE COMPLIANCE OF THE PROPERTY OR THE FACILITY OR ITS OPERATION WITH ANY APPLICABLE CODES, LAWS, REGULATIONS, STATUTES, ORDINANCES, COVENANTS, CONDITIONS AND RESTRICTIONS OF ANY GOVERNMENTAL OR QUASI-GOVERNMENTAL ENTITY OR OF ANY OTHER PERSON OR ENTITY, (vii) THE ENVIRONMENTAL CONDITION OF THE PROPERTY (INCLUDING THE PRESENCE OF HAZARDOUS MATERIALS ON, UNDER OR ABOUT THE PROPERTY OR THE ADJOINING OR NEIGHBORING PROPERTY, (viii) THE QUALITY OF ANY LABOR AND MATERIALS USED IN ANY IMPROVEMENTS ON THE PROPERTY OR THE FACILITY, (ix) THE CONDITION OF TITLE TO THE PROPERTY, (x) THE LEASES, CONTRACTS OR OTHER AGREEMENTS AFFECTING THE PROPERTY, THE FACILITY OR THE IMPROVEMENTS, AND (xi) ECONOMICS OF THE OPERATION OF THE PROPERTY, THE FACILITY, AND THE IMPROVEMENTS OR THE FINANCIAL CONDITION OF ANY TENANT OF THE PROPERTY. THIS SECTION 10 SHALL SURVIVE THE CLOSING OR THE EARLIER TERMINATION OF THIS AGREEMENT AND THIS SECTION 10 (AND ANY OTHER OBLIGATION OR LIABILITY THAT EXPRESSLY SURVIVES CLOSING HEREUNDER) SHALL NOT BE DEEMED TO HAVE MERGED INTO THE DEED OR ANY OF THE OTHER DOCUMENTS EXECUTED OR DELIVERED AT CLOSING OR IN CONNECTION THEREWITH.

11.
Conditions to Closing.
(A)
Seller’s Conditions to Closing. In addition to any conditions expressly provided in other provisions of this Agreement, Seller’s obligations to proceed to Closing and consummate the sale of the Property are conditioned on the following (any of which may be waived in writing by Seller, and which conditions are without limitation of Seller’s remedies for default by Buyer as set forth in Section 3(D)). If any such condition has not been satisfied as of Closing, then Seller may elect to (i) extend the Closing Date by up to thirty (30) days to attempt to cure such condition failure, or to allow Buyer time to cure such condition failure or (ii) terminate this Agreement by written notice to Buyer, in which case this Agreement shall terminate, the Deposit (excluding the Independent Consideration), and neither party shall have any further obligations or liabilities hereunder except for such obligations and liabilities that expressly survive termination:
(1)
Performance by Buyer. The due performance in all material respects by Buyer of the undertakings and agreements to be performed by it hereunder (including the delivery to Seller or Escrow Agent, as applicable, of the items specified to be delivered by Buyer in Section 7(A)(2) hereof).
(2)
Accuracy of Representations and Warranties. The truth of each representation and warranty made by Buyer in this Agreement in all material respects at the time as of which the same is made and as of the Closing Date.
(3)
No Injunctions; Restraints; Insolvency. (a) No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction, or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect. (b) No action shall have been taken nor any statute, rule, or regulation shall have been enacted by any governmental agency that makes the consummation of the transactions contemplated hereby illegal. (c) There shall exist no assignments for the benefit of creditors, or insolvency, bankruptcy, or reorganization proceedings, pending or threatened against Buyer that would materially and adversely affect Buyer’s ability to perform its obligations under this Agreement.
(B)
Buyer’s Conditions to Closing. In addition to any conditions expressly provided in other provisions of this Agreement, Buyer’s obligations to proceed to Closing and consummate the purchase of the Property are conditioned on the satisfaction of each of the below conditions as of Closing, any of which may be waived in writing by Buyer, and which conditions are without limitation of Buyer’s remedies for default by Seller and/or Manager as set forth in Section 3(D)(1). If any such condition has not been satisfied as of Closing, then Buyer may elect to (i) extend the Closing Date by up to forty (40) days to attempt to cure, or to allow Seller and Manager to attempt to Cure, such condition failure or (ii) terminate this Agreement by written notice to Seller and Manager, in which case (a) this Agreement shall terminate, (b) if the condition not satisfied as of Closing is the condition in Sections 11(B)(1), (3), (4), and (6-10), then Seller shall reimburse Buyer for all of Buyer’s Pursuit Costs (as defined in Section 3(D)(2)), which obligation shall survive the termination of this Agreement, and (c) the Deposit shall be returned to Buyer, which obligation shall survive the termination of this Agreement and neither party shall have any further obligations or liabilities hereunder except for such obligations and liabilities that expressly survive termination (and subject to the provisions of Section 11(A) if applicable).
(1)
Performance by Seller and Manager. The full and timely performance by Seller and Manager in all material respects of the undertakings and agreements to be performed by Seller and Manager hereunder (including the delivery to Buyer or Escrow Agent, as applicable, of the items specified to be delivered by Seller in Section 7(A)(1) hereof).

(2)
Required Regulatory Approvals. (A) As of Closing, the Licenses shall be in good standing without restrictions or conditions and (B) either the (i) the Required Regulatory Approvals shall have been received as of the Closing for the Facility without any restrictions or conditions or (ii) if the Required Regulatory Approvals have not been received as of the Closing for the Facility, Seller and Manager, as applicable, shall have executed and delivered the Interim Sublease and the Interim Management Agreement with respect to the Facility. For purposes hereof, the Required Regulatory Approvals shall be deemed to have been received for the Facility if Buyer has received written assurances from the applicable governmental authority, in form and substance reasonably acceptable to Buyer, that the parties are authorized to consummate the transactions contemplated hereunder with respect to the Facility and that such Required Regulatory Approvals shall be issued in due course effective as of the Closing Date following such governmental authority’s receipt of documentation from the parties evidencing that the Closing has occurred as of the Closing Date.
(3)
Accuracy of Representations and Warranties. The truth of each representation and warranty made by Seller and Manager in this Agreement in all material respects (unless such representation and warranty is qualified by materiality, in which case the truth thereof shall be in all respects) at the time as of which the same is made and as of the Closing Date; provided, however, in remaking all the representations and warranties on and as of the Closing Date, (a) all references to Exhibit I in Section 9 shall be deemed to refer to an updated list of Contracts reflecting those Contracts executed, modified or terminated in accordance with Section 9(D)(4) of this Agreement, which updated list shall be delivered to Buyer not less than three (3) Business Days prior to the Closing Date, (b) all references to Exhibit H in Section 9 shall be deemed to refer to an updated list of Resident Agreements reflecting those Resident Agreements executed, modified or terminated in accordance with Section 9(D)(5) of this Agreement and an updated rent roll, which updated exhibits shall be delivered to Buyer not less than three (3) Business Days prior to the Closing Date, (c) all references to Exhibit H-1 in Section 9 shall be deemed to refer to an updated list of Commercial Leases reflecting those Commercial Leases executed, modified or terminated in accordance with Section 9(D)(4) of this Agreement, which updated list shall be delivered to Buyer not less than three (3) Business Days prior to the Closing Date. The failure of any representation or warranty of Seller and/or Manager in this Agreement to be true in all material respects (unless such representation and warranty is qualified by materiality, in which case the truth thereof shall be in all material respects) which results from a change in facts or circumstances or a change of Seller’s or Manager’s knowledge after the Effective Date that was not caused by Seller’s default of their obligations under this Agreement shall not constitute a default by Seller or Manager but shall cause the failure of the condition set forth in this item (3).
(4)
No Injunctions; Restraints; or Insolvency. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction, or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect. No action shall have been taken nor any statute, rule or regulation shall have been enacted by any governmental agency that makes the consummation of the transactions contemplated hereby illegal. There shall exist no assignments for the benefit of creditors, or insolvency, bankruptcy, or reorganization proceedings, pending or threatened against Seller or Manager that would materially and adversely affect Seller’s or Manager’s ability to perform its obligations under this Agreement.
(5)
Title Policy. The Title Company shall issue (or shall be prepared and irrevocably and unconditionally committed to issue) an extended coverage owner’s policy of title insurance for the Facility covering Buyer’s fee title to the Land and Improvements, in the amount of the Purchase Price, insuring fee title thereto will be vested in Buyer, subject only to Permitted Exceptions (the “Title Policy”), subject to payment of the premium therefor.

(6)
Management Agreement; Related: (a) Manager executing and delivering to Buyer (or to Buyer’s designated affiliate) at Closing a New Management Agreement in form and substance reasonably acceptable to Buyer with respect to the Facility.
(7)
Facility Stabilization: The annualized net operating income of the Facility (determined in accordance with GAAP) for three (3) consecutive full calendar months shall be equal at least Nine Million Five Hundred Thousand Dollars ($9,500,000) (the “Stabilization Condition”), as evidenced by financial statements prepared by Manager in the ordinary course of business, as approved and certified by Seller as true, correct and complete in all material respects and delivered to Buyer. At such time as Seller and Manager believe the Stabilization Condition has been satisfied, Seller shall deliver to Buyer written notice of same, together with said financial statements (collectively, the “Stabilization Notice”), for Buyer’s review and approval, such approval not to be unreasonably withheld, conditioned or delayed. Buyer shall have five (5) business days following its receipt of the Stabilization Notice to review and either accept or object to the information set forth therein, failing which the Stabilization Condition shall be deemed satisfied; and if Buyer timely and reasonably objects to the information set forth in the Stabilization Notice as being materially inaccurate or incomplete, the Stabilization Condition shall remain open and unsatisfied. Buyer shall have thirty (30) days following its acceptance or deemed acceptance of the Stabilization Notice to update its due diligence investigations, in which event the terms of this Agreement relating to the Due Diligence Period (including, without limitation, Buyer’s right to terminate this Agreement and receive a full refund of the Deposit (less the Independent Consideration) shall be reinstated and be fully applicable. Upon expiration of said reinstated Due Diligence Period, provided that Buyer has not terminated this Agreement, the Closing Date shall be the fifth (5th) business days following the expiration of the reinstated Due Diligence Period.
(8)
[Intentionally Deleted];
(9)
[Intentionally omitted];
(10)
Bulk Sale Tax Certificates. Buyer shall have received the Maryland Tax Clearance Certificates.
12.
Escrow Provisions.
(A)
Buyer, Seller and Manager hereby appoint Escrow Agent to act as their escrow agent on the terms and conditions hereinafter set forth, and Escrow Agent accepts such appointment. Escrow Agent agrees to hold the Deposit on behalf of Buyer and Seller, and to apply, disburse and deliver the Deposit as provided in this Agreement. This Agreement shall serve as the mutual escrow instructions of Seller and Buyer.
(B)
Escrow Agent shall hold the Deposit in an interest bearing savings (or money market) account. Each of Buyer and Seller agrees to execute and deliver to Escrow Agent a form W-9 Request for Taxpayer Identification Number and Certification for any investment made hereunder on its behalf. Escrow Agent shall not commingle the Deposit with any other funds. Escrow Agent shall pay the Deposit in accordance with the terms of this Agreement. If, prior to the expiration of the Due Diligence Period (as the same may be reinstated and extended as provided in Section 11(B)(7) of this Agreement), Buyer makes a demand upon Escrow Agent for delivery of the Deposit, Escrow Agent shall, no later than one (1) Business Day thereafter, pay the Deposit (less the Independent Consideration, which shall be paid to Seller) to Buyer and Seller shall have no right whatsoever to object to any such payment of the Deposit to Buyer, it being understood that, until the expiration of the Due Diligence Period (or any reinstatement and extension thereof as provided in Section 11(B)(7) of this Agreement), this escrow shall be a single order escrow in favor of Buyer only. If after the expiration of the Due Diligence Period (or any reinstatement and extension thereof as provided in Section 11(B)(7) of this Agreement) and prior to the Closing, either party makes a demand upon Escrow Agent for delivery of the Deposit, Escrow Agent shall promptly give notice to the other party of such demand. If a notice of objection to the proposed payment is not received from the other party within seven (7) Business Days after the giving of notice by Escrow Agent, Escrow Agent is hereby authorized to deliver the Deposit to the party who made the demand. If Escrow Agent receives a notice of objection within said period, then Escrow Agent shall continue to hold the Deposit and thereafter pay it to the party entitled when Escrow Agent receives (a) notice from the objecting party withdrawing the objection, or (b) a notice signed by both parties directing disposition of the Deposit, or (c) a judgment or order of a court of competent jurisdiction.

(C)
Escrow Agent shall be protected in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document which is given to Escrow Agent without verifying the truth or accuracy of any such notice, demand, certificate, signature, instrument or other document. Escrow Agent shall not be bound in any way by any other contract or understanding between Seller and Buyer, whether or not Escrow Agent has knowledge thereof or consents thereto unless such consent is given in writing. Escrow Agent’s sole duties and responsibilities shall be to hold and disburse the Deposit in accordance with this Agreement; provided, however, that Escrow Agent shall have no responsibility for the clearing or collection of the check representing the Deposit. Upon the disbursement of the Deposit in accordance with this Agreement, Escrow Agent shall be relieved and released from any liability under this Agreement.
(D)
If the Deposit is at any time attached, garnished, or levied upon under any court order or if the payment or delivery of the Deposit is stayed or enjoined by any court order, or if any order, judgment or decree shall be made or entered by any court affecting the Deposit, Escrow Agent is authorized, in its sole discretion, to rely upon and comply with the order, writ, judgment or decree. Escrow Agent shall not be liable to any of the parties or to any other person firm or corporation by reason of such compliance even though the order, writ, judgment or decree may be subsequently reversed modified, annulled, set aside or vacated.
(E)
The parties hereto do hereby certify that they are aware that the Federal Deposit Insurance Corporation (“FDIC”) coverages apply only to a cumulative maximum amount of $250,000 for each individual depositor for all of depositor’s accounts at the same or related institution. The parties hereto further understand that certain banking instruments such as, but not limited to, repurchase agreements and letters of credit are not covered at all by FDIC insurance. Further the parties hereto understand that Escrow Agent assumes no responsibility for, nor will the parties hereto hold Escrow Agent liable for, any loss occurring which arises from the fact that the amount of the above account may cause the aggregate amount of any individual depositor's accounts to exceed $250,000 and that the excess amount is not insured by the Federal Deposit Insurance Corporation or that FDIC insurance is not available on certain types of bank instruments.
(F)
The parties hereto acknowledge that the maintenance of escrow accounts with some depository institutions may result in Escrow Agent being provided with an array of bank services, accommodations or other benefits by the depository institution. Escrow Agent or its affiliates also may elect to enter into other business transactions with or obtain loans for investment or other purposes from the depository institution. All such services, accommodations and other benefits shall accrue to Escrow Agent, and Escrow Agent shall have no obligation to account to the parties hereto for the value of such services, accommodations or other benefits.
(G)
Escrow Agent may resign at any time upon at least ten (10) Business Days prior written notice to Seller and Buyer. If, prior to the effective date of such resignation, Seller and Buyer shall have approved, in writing, a successor escrow agent, then upon the resignation of Escrow Agent, Escrow

Agent shall deliver the Deposit to such successor escrow agent. From and after such resignation and the delivery of the Deposit to such successor escrow agent, Escrow Agent shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement, all of which duties, responsibilities and obligations shall be performed by the appointed successor escrow agent. If for any reason Seller and Buyer shall not approve a successor escrow agent within such period, Escrow Agent may bring any appropriate action or proceeding for leave to deposit the Deposit with a court of competent jurisdiction, pending the approval of a successor escrow agent, and upon such deposit Escrow Agent shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement. Escrow Agent shall not have any liability or obligation for loss of all or any portion of the Deposit by reason of the insolvency or failure of the institution of depository with whom the escrow account is maintained.

(H)
Seller and Buyer hereby agree to, jointly and severally, indemnify, defend and hold harmless Escrow Agent from and against any liabilities, damages, losses, costs or expenses incurred by, or claims or charges made against, Escrow Agent (including reasonable attorneys’ fees and disbursements) by reason of Escrow Agent performing its obligations pursuant to, and in accordance with, the terms of this Agreement, but in no event shall Escrow Agent be indemnified for its negligence, willful misconduct or breach of the terms of this Agreement.
(I)
Subject to the terms of subsection (B) above, in the event that a dispute shall arise in connection with this Section 12, or as to the rights of Seller and Buyer in and to, or the disposition of, the Deposit, Escrow Agent shall have the right to (i) hold and retain all or any part of the Deposit until such dispute is settled or finally determined by litigation, arbitration or otherwise, or (ii) deposit the Deposit in an appropriate court of law, following which Escrow Agent shall thereby and thereafter be relieved and released from any liability or obligation under this Agreement, or (iii) institute an action in interpleader or other similar action permitted by stakeholders in the State and Federal courts of Bethesda Maryland, or (iv) interplead Seller or Buyer in any action or proceeding which may be brought to determine the rights of Seller and Buyer to all or any part of the Deposit.

The terms and provisions of this Section 12 shall survive the Closing or earlier termination of this Agreement.

13.
Miscellaneous.
(A)
Brokerage Issues. Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions other than Newmark, whose commission shall be paid by Seller at Closing pursuant to a separate written agreement. In the event of a claim for broker’s or finder’s fee or commissions by any broker claiming through Seller in connection herewith, then Seller shall indemnify, protect, defend and hold Buyer harmless from and against the same. In the event of a claim for broker’s or finder’s fee or commissions in connection herewith by any broker claiming through Buyer in connection with this transaction, then Buyer shall indemnify, protect, defend and hold Seller harmless from and against the same. The provisions of this Section 13(A) shall survive the Closing or any termination of this Agreement (as applicable).
(B)
Successors and Assigns. This Agreement shall not be assigned by Buyer to any person or entity without the express prior written consent of Seller except as provided in this Section. Notwithstanding the preceding sentence, at any time prior to the Closing, without the prior written consent of Seller, Buyer may assign or partially assign its right, title and interest herein to any one or more corporations, partnerships, limited liability companies, or other entities Controlled by or under common Control with Buyer; and provided further that Seller receives written notice of such assignment and a copy of the agreement that legally effectuates such assignment at least five (5) Business Days prior to the Closing Date. Notwithstanding any provision in this Agreement to the contrary, no assignment or delegation of its rights and duties under this Agreement by Buyer shall relieve Buyer of any of its obligations and liabilities hereunder. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and shall be binding upon the successors and assigns of the parties.

(C)
Notices. Unless otherwise agreed to by the parties or set forth herein, all notices required or permitted to be given hereunder shall be in writing. Such notices shall be effective only upon receipt or documented refusal of receipt following deposit into the United States mail, registered or certified, return receipt requested, postage prepaid, or if hand delivered or if sent by nationally recognized overnight courier providing evidence of delivery or when sent via electronic mail (e.g., e-mail), addressed as follows:

To Buyer:

c/o American Healthcare REIT, Inc.

18191 Von Karman Avenue, Suite 300

Irvine, California 92612

Attn: Stefan Oh, Chief Investment Officer

E-mail: [***]

And to:

Arnall Golden Gregory LLP

171 17th Street, NW, Suite 2100

Atlanta, GA 30363

Attention: Steven A. Kaye, Esq.
E-mail: [***]

To Seller:

Kensington Senior Living, LLC

11921 Freedom Drive, Suite 950

Reston, VA 20190

Attention: Michael Rafeedie

E-mail: [***]

With Copies To:

Tatusko Kennedy, PC

3016 Williams Drive, Suite 200

Fairfax, Virginia 22130

Attention: Wayne G. Tatusko, Esq.

E-mail: [***]

To Title Company/Escrow Agent:

Chicago Title Insurance Company

2699 Howell Street, Suite 200

Dallas, Texas 75204

Attn: Shannon Bright

Email: [***]

or at such other place as a party may designate in a written notice given in accordance herewith. E-mail transmissions received during business hours during a Business Day at the receiving location shall be deemed made on such Business Day if received prior to 6:00 p.m. Eastern Time and e-mail transmissions received at any other time shall be deemed received on the next Business Day. The attorneys for any party hereto shall be entitled to provide any notice that a party desires to give or is required to give hereunder.

(D)
Legal Costs. In the event any action is instituted by Seller or Buyer to enforce this Agreement, the prevailing party in such action (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall be entitled to all fees and costs, including reasonable attorneys’ fees incurred in defending or prosecuting the action, as well as all fees and costs, including reasonable attorneys’ fees, incurred in connection with obtaining and recovering any and all fees and costs provided for herein. Prejudgment interest on such fees and costs shall start to accrue thirty (30) days after invoices are received. The foregoing includes reasonable attorneys’ fees, expenses and costs of investigation incurred in (1) appellate proceedings; (2) in any post-judgment proceedings to collect or enforce the judgment; (3) establishing the right to indemnification; and (4) any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 et seq.), or any successor statutes. This provision is separate and several and shall survive the consummation of the transaction contemplated by this Agreement or the earlier termination of this Agreement.
(E)
Confidentiality. Seller, Manager and Buyer shall maintain the confidentiality of this Agreement and the transactions contemplated hereby and shall not, except as required by law, court order, legal process, or rule or regulation of a regulatory authority having jurisdiction such as the SEC or the NYSE (collectively, “Law”), disclose the terms of this Agreement, the parties thereto, or of such sale and purchase to any third parties whomsoever other than (i) Seller may disclose the terms of this Agreement to its employees, auditors and/or lenders, and its direct and indirect investors, members and partners, officers, directors, agents, legal counsel, accountants, other professional advisors, derivative counterparties, and affiliates, and Seller shall advise and direct each of the confidential nature and its obligations under this Section, and (ii) Buyer may disclose the terms of this Agreement to its partners, investors, potential investors, joint venturers, potential joint venturers, syndicate participants, potential syndicate participants, lenders, and potential lenders, and the attorneys, other advisors, accountants, employees, officers, derivative counterparties, agents and affiliates of each of the foregoing (each, a “Buyer Permitted Party”) who are actively and directly participating in, or solicited by another Buyer Permitted Party to participate in, the negotiation of this Agreement, or evaluation, the appraisal, investigation or financing of the purchase or acquisition of the Property, or the prospective leasing of the Property (including, as it relates to such prospective leasing, the evaluation of the scope and cost of any anticipated tenant or landlord improvements following Buyer’s acquisition of the Property), and Buyer shall advise each of the confidential nature and its obligations under this Section, or as required by law or any regulatory requirements to which Buyer is subject. In addition, Buyer may communicate with and disclose the existence (but not the terms) of this Agreement to current and prospective contractors that have been or may be retained in connection with the Property, and Buyer may communicate with any of the foregoing and any Buyer Permitted Party with respect to the planned use, ownership, maintenance and financing of the Property, provided that Buyer shall advise each of the confidential nature and its obligations under this Section. Neither Seller nor Buyer shall at any time, prior to Closing, issue a press release or otherwise communicate with media representatives regarding the sale and purchase contemplated by this Agreement without the prior written approval of the other party hereto as to such disclosure and the contents thereof. Nothing herein shall restrict either party from disclosing information that is required to be disclosed by applicable Law. Prior to any disclosure required by Law and, to the extent permitted under applicable Law, the disclosing party shall notify the non-disclosing party in writing of such required disclosure and the contents thereof and provide the non-

disclosing party with a reasonable opportunity to obtain a restraining order or take other protective action, except to the extent such disclosure is a part of a routine regulatory audit process. Notwithstanding the foregoing, Seller acknowledges that Buyer’s ultimate parent company is a publicly traded company, and that as such it and its representatives may make disclosures of confidential information in the ordinary course of business to The New York Stock Exchange, financial analysts, investors (including on earnings calls), rating agencies, banks and other similar persons or institutions, which information is of the same general nature as that disclosed to such persons or institutions in its ordinary course of business and that such disclosure shall not constitute a breach of the terms of this Section 13(E). The terms of this Section 13(E) are intended to supersede any prior confidentiality agreement entered into by Buyer (or its affiliate) in connection with the sale of the Property. This Section 13(E) shall survive the Closing or earlier termination of this Agreement.

(F)
Further Instruments. Each party will, whenever and as often as it shall be requested so to do by the other, cause to be executed, acknowledged or delivered any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement, provided that such instruments and documents do not limit or impair the rights of, nor increase the liabilities or obligations of the party being asked to execute same.
(G)
Matters of Construction.
(1)
Incorporation of Exhibits and Schedules. All exhibits and schedules attached and referred to in this Agreement are hereby incorporated herein as if fully set forth in (and shall be deemed to be a part of) this Agreement. In the event that any exhibit or schedule intended to be attached to this Agreement is not attached hereto as of the Effective Date, the parties shall, after such execution and prior to Closing, complete and attach all remaining exhibits and schedules.
(2)
Entire Agreement. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters.
(3)
Non-Business Days. Whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-Business Day, then such period (or date) shall be extended until the immediately following Business Day. As used herein, “Business Day” means any day other than a Saturday, Sunday, federal holiday or holiday in the State where the Facility is located.
(4)
Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.
(5)
Interpretation. Words used in the singular shall include the plural, and vice‑versa, and any gender shall be deemed to include the other. Whenever the words “including”, “include” or “includes” are used in this Agreement, they should be interpreted in a non‑exclusive manner. The captions and headings of the Sections of this Agreement are for convenience of reference only and shall not be deemed to define or limit the provisions hereof. Except as otherwise indicated, all Exhibit, Schedule and Section references in this Agreement shall be deemed to refer to the Exhibits, Schedules and Sections in or attached to, as applicable, this Agreement. Each party acknowledges that it has had counsel of its own choosing in connection with the negotiation of this Agreement and further acknowledges and agrees that this Agreement (a) has been reviewed by it and its counsel; (b) is the product of negotiations between the parties, and (c) shall not be deemed prepared or drafted by any one party.

(6)
No Waiver. Waiver by one party of the performance of any covenant, condition or promise of the other party shall not invalidate this Agreement, nor shall it be deemed to be a waiver by such party of any other breach by such other party (whether preceding or succeeding and whether or not of the same or similar nature). No failure or delay by one party to exercise any right it may have by reason of the default of the other party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right by such party while the other party continues to be so in default.
(7)
Consents and Approvals. Except as otherwise expressly provided herein, any approval or consent provided to be given by a party hereunder may be given or withheld in the absolute discretion of such party.
(8)
Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MARYLAND. THE STATE AND FEDERAL COURTS OF BETHESDA MARYLAND SHALL HAVE SOLE AND EXCLUSIVE JURISDICTION.
(9)
Third-party Beneficiaries. Seller, Manager and Buyer do not intend by any provision of this Agreement to confer any right, remedy or benefit upon any third-party (express or implied) other than, with respect to the applicable indemnification, defense and hold harmless obligations under this Agreement, the Seller Indemnified Parties and the Buyer Indemnified Parties, as applicable, and no third-party shall be entitled to enforce or otherwise shall acquire any right, remedy or benefit by reason of any provision of this Agreement.
(10)
Amendments. This Agreement may be amended by written agreement of amendment executed by all parties hereto, but not otherwise. An amendment not affecting the rights and obligations of Escrow Agent shall be effective without being executed by Escrow Agent.
(11)
Time of Essence. Time is of the essence with respect to all of the obligations contained in this Agreement.
(12)
Joint and Several Obligations. The obligations of the Seller and Manager under this Agreement are joint and several.
(H)
Counterparts/Facsimiles. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which, when taken together, shall constitute one and the same instrument, with the same effect as if all of the parties to this Agreement had executed the same counterpart. Signatures to this Agreement delivered by facsimile or electronic mail in portable document format (“PDF”) or via Docusign shall be valid and effective to bind the party so signing, provided that each party agrees to promptly deliver an executed original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own facsimile or PDF or Docusign signature and shall accept the facsimile or PDF or Docusign signature of the other party to this Agreement.
(I)
Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF SELLER, MANAGER AND BUYER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED

HEREUNDER, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER DOCUMENT DELIVERED BY A PARTY TO ANOTHER PARTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT. THIS SECTION 13(I) SHALL SURVIVE THE CLOSING OR TERMINATION OF THIS AGREEMENT.

[REST OF PAGE INTENTIONALLY LEFT BLANK –
SIGNATURES APPEAR ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MANAGER:

KENSINGTON SENIOR LIVING, LLC, a

Virginia limited liability company

By:	/s/ David W. Faeder
David W. Faeder, Manager

SELLER:

REGENCY KENSINGTON BETHESDA OWNER, LLC,

a Maryland limited liability company

By:	/s/ David W. Faeder
David W. Faeder, Manager

[SIGNATURE PAGE TO PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BUYER:

AMERICAN HEALTHCARE REIT HOLDINGS, LP

a Delaware limited partnership

By:	/s/ Stefan Oh
Name:	Stefan Oh
Title:	Authorized Signatory

[SIGNATURE PAGE TO PURCHASE AGREEMENT – BETHESDA]

JOINDER OF ESCROW AGENT:

The undersigned Escrow Agent has executed this Agreement in order to confirm that the Escrow Agent shall notify the parties upon receipt of the Deposit and shall hold the Deposit and the interest earned thereon, if any, in escrow in accordance with the terms of this Agreement, and shall disburse the Deposit, and the interest earned thereon, pursuant to the provisions of this Agreement.

Chicago Title Insurance Company

By:	/s/ Shannon Bright
Name:	Shannon Bright
Title:	Escrow Officer

[SIGNATURE PAGE TO PURCHASE AGREEMENT]

LIST OF EXHIBITS AND SCHEDULES

(Bethesda PSA)

Exhibit	-	List of Defined Terms
Exhibit A	-	Legal Description of the Land
Exhibit B	-	Form of Deed
Exhibit C	-	Form of Title Affidavit
Exhibit D-1	-	Form of Bill of Sale
Exhibit D-2	-	Form of Assignment of Intangible Property
Exhibit D-3	-	Form of Assignment and Assumption of Resident Agreements
Exhibit D-4	-	Form of Assignment and Assumption of Lease Agreements
Exhibit E	-	Form of Certificate of “Non-Foreign” Status
Exhibit F	-	Form of Seller and Manager Closing Certificate
Exhibit G	-	Form of Buyer Closing Certificate
Exhibit H	-	List of Resident Agreements/Rent Roll
Exhibit H-1	-	List of Commercial Leases/Rent Roll
Exhibit H-2	-	List of Leasing and Commission Agreements
Exhibit I	-	List of Contracts
Exhibit J	-	Form of Holdback Escrow Agreement
Exhibit K-1	-	Form of Interim Sublease
Exhibit K-2	-	Form of Interim Management Agreement
Exhibit L	-	Form of Representation Letter

Schedule 1(F)	-	List of Seller Trade Names
Schedule 2(B)	-	Price Allocation
Schedule 4(C)	-	Required Removal Items - UCCs
Schedule 6(A)	-	Required Regulatory Approvals
Schedule 7(B)(2)	-	Allocation of Certain Closing Costs
Schedule 9A(9)	-	Leased Vehicles and Equipment
Schedule 9A(10)	-	Litigation
Schedule 9A(12)	-	Affiliate Agreements
Schedule 9A(13-1)	-	Largest Number of Employees in a Single Shift
Schedule 9A(13-2)	-	Employee Complaints
Schedule 9A(16)	-	Licenses
Schedule 9A(18)	-	Environmental Reports
Schedule 9(A)(25)	-	Outstanding Capital Improvement Projects
Schedule 9(J)	-	Recorded Agreements Requiring Title Estoppel or Seller Title Estoppel

[Lists of Exhibits and Schedules to

Purchase and Sale Agreement]